                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No. 1)

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                            TELEDYNE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/X/ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or the underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

WILLIAM P. RUTLEDGE                       [LOGO]  TELEDYNE, INC.
Chairman and Chief Executive Officer      2049 CENTURY PARK EAST
                                          LOS ANGELES, CALIFORNIA 90067-3101

March 28, 1995

Dear Shareholder:

    You are cordially invited to attend the annual meeting of shareholders of Teledyne, Inc., to be held at 11:00 a.m. on Wednesday, April 26, 1995, at the Santa Monica Civic Auditorium, 1855 Main Street, Santa Monica, California 90401.

    At the meeting, we will vote on the proposals described in the accompanying Notice and Proxy Statement. We will also report to you on the operations of the Company. You will have the opportunity to ask questions about the Company that may be of general interest to shareholders.

    Your vote is important regardless of how many shares you own. Please take a few minutes to review the proxy statement and to sign and date your GREEN proxy card and return it in the envelope provided.

    I look forward to seeing you at the meeting.

                                           Sincerely,

                                                          [SIG]

                                           William P. Rutledge
                                           Chairman of the Board and
                                             Chief Executive
                                                 Officer

                             [LOGO]  TELEDYNE, INC.

                             2049 CENTURY PARK EAST
                       LOS ANGELES, CALIFORNIA 90067-3101

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 26, 1995

    The Annual Meeting of Shareholders of Teledyne, Inc. will be held on Wednesday, April 26, 1995, at 11:00 a.m. at the Santa Monica Civic Auditorium, 1855 Main Street, Santa Monica, California 90401.

    The meeting is called for the following purposes:

        1.  To elect a Board of Directors.

        2. To consider and act upon a proposal to approve the adoption of the Teledyne, Inc. 1995 Non-Employee Director Stock Option Plan.

        3. To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on March 1, 1995, as the record date for determining those shareholders who will be entitled to vote at the meeting. A list of such shareholders will be open to examination by any shareholder at the meeting and for a period of ten days prior to the date of the meeting during ordinary business hours at the Teledyne, Inc. corporate offices, 2049 Century Park East, Los Angeles, California 90067-3101.

                                          By Order of the Board of Directors

                                                     Judith R. Nelson
                                                        Secretary

March 28, 1995

    REGARDLESS OF WHETHER YOU NOW EXPECT TO BE PRESENT PERSONALLY AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ENCLOSED GREEN PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PRE-PAID ENVELOPE.

                             [LOGO]  TELEDYNE, INC.

 Corporate Offices: 2049 Century Park East, Los Angeles, California 90067-3101

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the issuer, Teledyne, Inc. ("Company"), for use at the Annual Meeting of Shareholders of the Company and at any adjournments thereof. The meeting will be held on Wednesday, April 26, 1995, at 11:00 a.m. at the Santa Monica Civic Auditorium, 1855 Main Street, Santa Monica, California 90401. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about March 28, 1995.

    Proxies which are properly executed and received by the Company before the meeting will be voted at the meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies also may be revoked by any shareholder present at the meeting who expresses a desire to vote in person. Each shareholder of record is entitled to one vote per share of Common Stock owned on all matters submitted to a vote of shareholders, except that each shareholder is entitled to cumulate his or her votes in electing directors. That is, in voting for directors, a shareholder may cast a number of votes equal to the product of the number of directors to be elected multiplied by the number of shares of Common Stock the shareholder owns of record. All of these votes may be cast for any combination of one or more directors.

    With respect to the election of directors, where no vote is specified or where a vote FOR all nominees is marked, the cumulative votes represented by a proxy will be cast, unless contrary instructions are given, at the discretion of the proxies named therein in order to elect as many nominees as believed possible under the then prevailing circumstances. If a shareholder desires to cumulate his or or her votes, the accompanying proxy card should be marked to indicate clearly that the shareholder desires to exercise the right to cumulate votes and to specify how the votes are to be allocated among the nominees for directors. For example, a shareholder may write next to the name of the nominee or nominees for whom the shareholder desires to cast votes the number of votes to be cast for such nominee or nominees. Alternatively, without exercising his or her right to vote cumulatively, a shareholder may instruct the proxies not to vote for one or more nominees by writing the name(s) of such nominee or nominees on the space provided on the proxy card. Unless indicated to the contrary in the space provided on the proxy card, if a shareholder withholds authority to vote for one or more nominees all cumulative votes of such shareholder will be distributed among the remaining nominees at the discretion of the proxies. Where no vote is specified, the proxy will be voted FOR Proposal (2) described herein and in the discretion of such proxies with respect to any other proposal that properly comes before the meeting. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum. Abstentions will have the effect of a vote against proposals brought before the meeting, but will not have an effect on the election of the directors. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (a broker non-vote), those shares will be considered as present for quorum purposes on all matters. Broker non-votes will have no effect on any matter to be brought before the meeting, including the election of directors.

    PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED GREEN PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOUR SHARES ARE HELD IN "STREET NAME," ONLY YOUR BANK OR BROKER CAN VOTE YOUR SHARES AND ONLY UPON YOUR SPECIFIC INSTRUCTIONS. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT HIM OR HER TO VOTE THE GREEN PROXY CARD AS SOON AS POSSIBLE.

    THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY WHX CORPORATION. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PREVIOUSLY SIGNED PROXY BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY CARD IN THE ENCLOSED ENVELOPE.

    IF YOU HAVE ANY QUESTIONS OR NEED FURTHER ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL TELEDYNE, INC.'S PROXY SOLICITOR, MACKENZIE PARTNERS, INC., TOLL FREE AT (800) 322-2885 OR COLLECT AT (212) 929-5500.

                        COST AND METHOD OF SOLICITATION

    In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by the Company and its directors, officers and management-level employees (who will receive no compensation therefor in addition to their regular salaries and fees) by telephone, telegram, facsimile transmission and other electronic communication methods or personal interview. The Company will reimburse banks and brokers who hold shares of the Company's stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares.

    The Company has retained MacKenzie Partners, Inc. ("MacKenzie") to assist in the solicitation of proxies. Pursuant to the Company's agreement with MacKenzie, it will provide various proxy advisory and solicitation services for the Company at a cost of $250,000, plus reasonable out-of-pocket expenses and indemnification against certain liabilities. It is expected that MacKenzie will use up to approximately 65 persons in such solicitation.

    Goldman Sachs & Co. ("Goldman Sachs") have been engaged by the Company to act as its financial advisor to assist it in responding to any acquisition proposals it may receive or any other attempts to acquire control of the Company by way of a merger, tender offer, purchase of all or a substantial portion of its stock or assets, any contested solicitation of proxies or otherwise. In connection with such engagement, the Company has paid Goldman Sachs an initial advisory fee of $150,000 and has agreed to pay $1,500,000 (collectively, "Initial Fee"). In addition, the Company has agreed to pay Goldman Sachs fees of
(i) $2,000,000 if at least six of the Company's seven nominees are elected to the Board of Directors, (ii) $1,000,000 if at least five of the Company's seven nominees are elected to the Board of Directors, and (iii) if the Company engages in certain types of significant transactions, a transaction fee of between .45% and 1.125% of consideration or value involved in such transaction. The Initial Fee and any fees payable pursuant to (i) and (ii), above, will be credited against transaction fees paid pursuant to (iii) above. The Company has also agreed to reimburse Goldman Sachs for their reasonable out-of-pocket expenses and to indemnify Goldman Sachs against certain liabilities, including liabilities under federal securities laws, arising in connection with the provision of these services. In connection with Goldman Sachs' ongoing engagement as a financial advisor to the Company, general partners or employees of Goldman Sachs may communicate in person, by telephone or otherwise, with shareholders of the Company for the purpose of soliciting proxies on behalf of the Company. Goldman Sachs will not receive any additional fee in connection with any such solicitation activities.

    Although no precise estimate can be made at this time, the Company anticipates that the aggregate amount to be spent by the Company in connection with the solicitation of proxies by the Company will be approximately $1,750,000, of which approximately $500,000 has been incurred to date. This amount includes the fees payable to MacKenzie but excludes (i) the salaries and fees of officers, directors, and employees of the Company, (ii) the normal expenses of an uncontested election, and (iii) fees and expenses paid and to be paid to Goldman Sachs. The aggregate amount to be spent will vary depending on, among other things, any developments that may occur in the proxy contest discussed below.

                           WHX'S UNSOLICITED PROPOSAL

    In a letter dated November 28, 1994, WHX Corporation ("WHX"), the parent company of Wheeling-Pittsburgh Steel Corporation, made an unsolicited proposal ("Proposal") to acquire the Company in a merger at a price stated to be $22 per share, approximately 50% payable in cash and approximately 50% payable in a WHX convertible preferred stock. After the Board of Directors carefully evaluated all of the factors and circumstances that it considered relevant, including its view that there is no significant value to shareholders of the Company associated with combining the Company with WHX, the Board of Directors unanimously rejected the WHX Proposal. That decision was communicated in a letter dated December 19, 1994, from William P. Rutledge, the Chairman of the Board of Directors and Chief Executive Officer of the Company, to Ronald LaBow, the Chairman of WHX. On February 23, 1995,

Wheeling-Pittsburgh Capital Corporation of Bellevue, Idaho ("WPCC") notified the Company that it intended to nominate eight individuals for election to the Company's Board of Directors. WPCC stated in its notice to the Company that it is a direct wholly-owned subsidiary of WHX and a shareholder of the Company. In a press release dated February 24, 1995, the Company stated that the Board of Directors previously had concluded that the unsolicited WHX Proposal was not in the best interests of Teledyne shareholders and that the nomination of a rival slate of directors by WPCC, comprised entirely of directors of WHX, was an attempt to further WHX's earlier Proposal. The Board of Directors believes that the Company's nominees for election to the Board of Directors, not those proposed by WPCC, are best qualified to fulfill the Company's commitment to maximize shareholder value.

                        PARTICIPANTS IN THE SOLICITATION

    Under applicable regulations of the Securities and Exchange Commission, each of the directors of the Company is deemed to be a "participant" in the Company's solicitation of proxies and Goldman Sachs and certain of its general partners and employees may be deemed to be a "participant." Appendix A to this Proxy Statement provides certain additional information with respect to the directors and Appendix B to this Proxy Statement provides certain additional information with respect to Goldman Sachs.

                          VOTING AND OTHER SECURITIES

    March 1, 1995, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournments thereof. On that date, there were 55,515,298 shares of Common Stock issued and outstanding and entitled to vote. The Company has no other securities outstanding with voting rights at the meeting.

SECURITIES OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

    The following table sets forth information as of February 17, 1995 with respect to the direct or indirect beneficial ownership of the Company's equity securities by all directors and nominees, by each of the executive officers named in the Summary Compensation Table beginning on page 9 and by all directors and executive officers as a group. Unless otherwise indicated, the beneficial owner, to the Company's knowledge, has both sole voting and sole dispositive powers with respect to the securities listed opposite his or her name in the table set forth below.

                                                                AMOUNT AND                            AMOUNT AND
                                                                 NATURE OF                             NATURE OF
                     NAME OF                        TITLE OF    BENEFICIAL     PERCENT    TITLE OF    BENEFICIAL     PERCENT
                 BENEFICIAL OWNER                   CLASS(1)     OWNERSHIP     OF CLASS   CLASS(2)     OWNERSHIP     OF CLASS
--------------------------------------------------  ---------  -------------   --------   ---------  -------------   --------
Gordon J. Bean                                       Common       84,872(3)       *       Series E           11         *
Frank V. Cahouet                                       " "           100          *       Preferred           1         *
Diane C. Creel                                         " "           100          *          " "              0         *
Hudson B. Drake                                        " "       111,055(4)       *          " "             23         *
George Kozmetsky                                       " "     2,903,230(5)       5.2        " "         29,032         5.3
Donald B. Rice                                         " "       106,000(6)       *          " "            360         *
Gary L. Riley                                          " "        85,550(7)       *          " "             18         *
George A. Roberts                                      " "       428,415(8)       *          " "          4,284         *
William P. Rutledge                                    " "       219,000(9)       *          " "             90         *
Fayez Sarofim                                          " "     1,366,250(10)      2.4        " "         13,662         2.5
Henry E. Singleton                                     " "     7,272,260         13.1        " "         72,722        13.2
All directors and executive officers as a group
  (13 persons)                                         " "     12,724,477(11)    22.9        " "        120,261        21.8

------------
 *    Less than one percent (1%)

 (1) On January 4, 1995, the Company's Board of Directors declared a dividend distribution of one share purchase right ("Right") for each outstanding share of Common Stock to shareholders of record on January 27, 1995, and with respect to shares of Common Stock issued thereafter until certain events occur. Consequently, each share of Common Stock shown in this table and the tables set forth below includes an attendant Right.

 (2) On January 25, 1995, the Board of Directors declared a dividend that included as a component one-one-hundredth of a share of Series E
      Cumulative Preferred Stock, $15.00 stated value ("Series E Preferred"), for each outstanding share of Common Stock to holders of record on February 15, 1995, payable on March 8, 1995, such that each holder of one hundred shares of Common Stock received one share of Series E Preferred, with cash being paid in lieu of fractional shares. Because they were issued pursuant to a dividend, shares of Series E Preferred shown in this table are owned in the same manner and subject to the same disclaimers as the Company's Common Stock. Shares of Series E Preferred do not have any voting rights at the meeting.

 (3) Includes 83,750 shares which Mr. Bean has the right to acquire through the exercise of stock options within 60 days of February 17, 1995.

 (4) Includes 108,750 shares which Mr. Drake has the right to acquire through the exercise of stock options within 60 days of February 17, 1995. Mr.
      Drake shares with his spouse voting and investment power with respect to 2,305 shares, which shares are held in the Drake Family Trust.

 (5) Dr. Kozmetsky may be deemed to be the beneficial owner of 2,903,230 shares. Of such shares, Dr. Kozmetsky has sole voting and dispositive power as to 2,029,721 shares, and may be deemed to have shared voting and dispositive power as to 794,509 shares. All of the securities which may be deemed to be subject to shared voting and dispositive powers are owned by the RGK Foundation, Inc., a non-profit corporation exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.
      Dr. Kozmetsky disclaims beneficial ownership of the shares held by the RGK
      Foundation, Inc., of which Dr. Kozmetsky is one of seven trustees, and disclaims beneficial ownership of 79,000 shares reported in this table, which shares are owned by Dr. Kozmetsky's spouse.

 (6) Includes 70,000 shares which Dr. Rice has the right to acquire through the exercise of stock options within 60 days of February 17, 1995.

 (7) Includes 83,750 shares which Mr. Riley has the right to acquire through the exercise of stock options within 60 days of February 17, 1995. Mr.
      Riley disclaims beneficial ownership of 800 shares reported in this table, which shares are owned by Mr. Riley's spouse.

 (8) Includes 8,593 shares owned by Dr. Roberts' spouse and with respect to which Dr. Roberts disclaims beneficial ownership.

 (9) Includes 210,000 shares which Mr. Rutledge has the right to acquire through the exercise of stock options within 60 days of February 17, 1995.

(10)  Mr.  Sarofim may be deemed to be the beneficial owner of 1,366,250 shares.
      Of such shares, Mr. Sarofim has sole voting and dispositive power as to 977,335 shares and shared voting and dispositive power as to 388,915 shares. All of the securities which are not subject to sole voting and dispositive powers are owned by Fayez Sarofim & Co. (of which Mr. Sarofim is the majority shareholder) or by the Pension and Profit Sharing Trusts of Fayez Sarofim & Co. (of which Mr. Sarofim is the trustee).

(11) Includes all executive officers named in the table, Douglas J. Grant and Judith R. Nelson. Includes an aggregate of 696,250 shares which certain of the executive officers have the right to acquire through the exercise of stock options within 60 days of February 17, 1995, 882,902 shares as to which beneficial ownership is disclaimed and 1,185,729 shares with respect to which voting and investment powers may be shared.

    The following are the only persons known by the Company to have been beneficial owners of more than five percent (5%) of the Company's outstanding Common Stock on February 17, 1995.

                                  AMOUNT AND
      NAME AND PRINCIPAL           NATURE OF
       BUSINESS ADDRESS           BENEFICIAL
      OF BENEFICIAL OWNER          OWNERSHIP     PERCENT
-------------------------------  -------------   -------
Henry E. Singleton               7,272,260        13.1%
335 North Maple Drive
Beverly Hills, CA 90210
GSB Investment Management, Inc.  3,099,532(1)      5.6
301 Commerce Street
Suite 1501
Fort Worth, TX 76102
George Kozmetsky                 2,903,230(2)      5.2
2815 San Gabriel Street
Austin, TX 78705

------------
(1) As reported in its Schedule 13G filed with the Securities and Exchange Commission on February 10, 1995, GSB Investment Management, Inc. had sole voting power with respect to 1,451,650 shares, sole dispositive power with respect to 2,950,717 shares and shared dispositive power with respect to 149,815 shares. Shared voting power is not indicated on the Schedule 13G.
(2) Dr. Kozmetsky may be deemed to be the beneficial owner of 2,903,230 shares. Of such shares, Dr. Kozmetsky has sole voting and dispositive power as to 2,029,721 shares. All of the securities which may be deemed to be subject to shared voting and dispositive powers are owned by the RGK Foundation, Inc., a non-profit corporation exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. Dr. Kozmetsky disclaims beneficial ownership of the shares held by the RGK Foundation, Inc., of which Dr. Kozmetsky is one of seven trustees, and disclaims beneficial ownership of 79,000 shares owned by Dr. Kozmetsky's wife.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    Seven directors are to be elected at the meeting to serve for a term of one year or until the election and qualification of their successors. It is the intention of the persons named in the proxy to vote the proxies in favor of electing the persons named below as directors. If any of the persons named refuses or is unable to serve as a director (which is not anticipated), the persons named as proxies reserve full discretion to vote for any or all other persons as may be nominated. The seven nominees receiving the greatest number of votes will be elected directors.

    The Company is pleased to welcome to the Board of Directors two members who have been elected since the 1994 Annual Meeting of Shareholders: Frank V. Cahouet and Diane C. Creel. Mr. Cahouet was elected in August 1994 and Ms. Creel was elected in February 1995.

    In addition to serving as a director of the Company, Mr. Cahouet is the Chairman, President and Chief Executive Officer of Mellon Bank Corporation and Mellon Bank, N.A. Mr. Cahouet's 34-year banking career has included tenure as President and Chief Operating Officer of the Federal National Mortgage Association, Chairman, President and Chief Executive Officer of Crocker National Bank, and Vice Chairman and Chief Financial Officer of Security Pacific National Bank.

    Ms. Creel is Chairwoman, Chief Executive Officer and President of The Earth Technology Corporation ("Earth Tech"), an environmental engineering firm. Prior to joining Earth Tech, Ms. Creel was director of business development and communications for CH2M Hill, the manager of Claudill Rowlett Scott and a marketing director for LBC&W, Architects Engineers-Planners. Ms. Creel has 24 years of experience in operations and marketing of technical services firms.

    George Kozmetsky, a co-founder of the Company, is retiring from the Board of Directors effective immediately before the election of directors at the 1995 Annual Meeting of Shareholders. Dr. Kozmetsky has provided wise and resourceful guidance to the Company since its inception and the Company thanks Dr. Kozmetsky for his years of dedicated service. Effective immediately upon Dr. Kozmetsky's retirement, the number of directors of the Company will be reduced from eight to seven.

    The following table identifies the nominees for election to the Company's Board of Directors and sets forth certain information concerning them.

                              POSITIONS AND OFFICES           DIRECTOR
       NAME                    WITH THE COMPANY(1)             SINCE    AGE
-------------------  ---------------------------------------  --------  ---
Frank V. Cahouet     Director(2)(3)                             1994    62
Diane C. Creel       Director(3)                                1995    46
Donald B. Rice       President, Chief Operating Officer
                       and Director(4)                          1993    55
George A. Roberts    Director(3)(4)                             1966    76
William P. Rutledge  Chief Executive Officer and
                       Chairman of the Board of Directors(4)    1990    53
Fayez Sarofim        Director(2)(3)                             1986    66
Henry E. Singleton   Director(3)(4)                             1960    78

------------
(1) During the past year, Dr. Kozmetsky was a member of the Audit and Compensation and Stock Option Committees.
(2)  Member of the Audit Committee.
(3)  Member of the Compensation and Stock Option Committee.
(4)  Member of the Executive Committee.

BUSINESS EXPERIENCE OF NOMINEES

    Frank V. Cahouet has been Chairman and Chief Executive Officer of Mellon Bank Corporation, a bank holding corporation, and Mellon Bank, N.A., a banking corporation, One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, since 1987, and was also named President of both of those companies in 1990. He is a director of Avery Dennison Corporation.

    Diane C. Creel is Chairwoman, Chief Executive Officer and President of Earth Tech, 100 West Broadway, Suite 500, Long Beach, California 90802. She also serves as a director of Glendale Federal Bank, Compensation Resources Group, Inc. and the Boards of the Corporations and Trusts which comprise the Fixed Income Funds of the American Funds Group. Ms. Creel served as the Chief Operating Officer of Earth Tech from December 1987 until January 1993 and became its President in September 1988, Chief Executive Officer in January 1993 and Chairwoman in March 1993.

    Donald B. Rice has been President and Chief Operating Officer of the Company since March 1993 and a director since April 1993. He was Secretary of the Air Force, U.S. Department of Defense, from 1989 to January 1993. From 1972 to 1989, Dr. Rice served as President, Chief Executive Officer and a Trustee of The RAND Corporation. He is a director of Wells Fargo & Company, Wells Fargo Bank N.A., and Vulcan Materials Company. Dr. Rice's principal business address is in care of the Company, 2049 Century Park East, Los Angeles, California 90067.

    George A. Roberts is a private investor. He was Chairman of the Board of Directors of the Company from January 1991 through March 1993. Dr. Roberts was President of the Company from 1966 to 1990 and Chief Executive Officer from April 1986 to January 1991. He is a director of Argonaut Group, Inc. and Unitrin, Inc. Dr. Roberts' principal business address is in care of the Company, 2049 Century Park East, Los Angeles, California 90067.

    William P. Rutledge has been employed by the Company since 1986. He has served as a director since 1990, as Chief Executive Officer since January 1991 and as Chairman of the Board of Directors since March 1993. From 1990 to March 1993, Mr. Rutledge was President of the Company. From 1986 to 1987, Mr. Rutledge was a Group Executive, from 1987 to 1988, a Vice President and from 1988 to 1989, a

Senior Vice President. During 1989 and part of 1990, he served as the Executive Vice President of the Company. Mr. Rutledge's principal business address is in care of the Company, 2049 Century Park East, Los Angeles, California 90067.

    Fayez Sarofim is the Chairman of the Board and President of Fayez Sarofim & Co., a registered investment adviser, Two Houston Center, Suite 2907, Houston, Texas 77010. Mr. Sarofim has held these positions for more than five years. He is a director of Argonaut Group, Inc., Imperial Holly Corp., Mesa, Inc. and Unitrin, Inc.

    Henry E. Singleton is a rancher and investor. He was Chairman of the Board of Directors of the Company from 1960 to January 1991. From 1960 to 1986, he served as Chief Executive Officer of the Company. Dr. Singleton is a director of Argonaut Group, Inc. and Unitrin, Inc. Dr. Singleton's principal business address is 335 North Maple Drive, Beverly Hills, California 90210.

    The other companies listed above for which the nominees serve as directors each have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, are subject to the requirements of
Section 15(d) of the Securities Exchange Act of 1934, as amended, or are registered as investment companies under the Investment Company Act of 1940, as amended.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The standing committees of the Board of Directors are the Executive Committee, the Audit Committee and the Compensation and Stock Option Committee. Except for certain powers which, under Delaware law, may be exercised only by the full Board of Directors, the Executive Committee may exercise all powers and authority of the Board of Directors in the management of the business of the Company. The Compensation and Stock Option Committee is discussed below under the caption "Compensation and Stock Option Committee Report on Executive Compensation." The Audit Committee reviews the scope of the Company's audits and the related fees, the accounting principles applied by the Company in financial reporting, the scope of internal auditing procedures and the adequacy of internal controls.

    In October 1994, the full Board of Directors assumed the function and activities of the Nominating Committee, which was then dissolved. Subject to the terms and conditions set forth in the Company's By-laws, the Board of Directors will consider nominations received from shareholders. Under the Company's By-laws, shareholders may not present proposals for action, or nominate directors, at the Annual Meeting of Shareholders unless written notice thereof was delivered to the Secretary of the Company not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting, which notice must contain information specified in the Company By-laws. Further information can be obtained by writing to the Secretary of the Company, 2049 Century Park East, Los Angeles, California 90067-3101.

    During 1994, the Board of Directors held four regular meetings and four special meetings. The Nominating Committee met one time and the Compensation and Stock Option Committee met two times. The Executive Committee met five times and the Audit Committee met four times. Each incumbent director who was a director during 1994 attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by the committees on which he served, except that Mr. Cahouet attended 60% of such aggregate number of meetings during his 1994 service as a director because he was unable to attend two meetings held on October 27, 1994.

    During 1994, directors other than directors first elected after July 28, 1994 (Mr. Cahouet), who were not employees of the Company received an annual fee of $12,000 for service on the Board. Annual fees of $12,000 also were paid to each member of the Audit Committee and each member of the Executive Committee who was not an employee of the Company. In order to bring its outside directors' fees to a level that the Board of Directors believes is commensurate with levels at comparable companies, in July 1994 the Board of Directors approved a revised compensation structure. The revised structure provides for an annual retainer of $28,000, a fee of $1,500 per Board meeting attended, $1,000 per committee meeting attended, and a $5,000 additional retainer for serving as chair of the Audit or Compensation and Stock Option Committee. This compensation structure was effective immediately for all non-employee directors who were first elected after July 28, 1994 and effective January 1, 1995 for all other non-employee directors. In addition, the Board of Directors adopted the 1995 Non-Employee Director Stock Option Plan, subject to shareholder approval, described at pages 22 through 26 of this Proxy Statement. This plan permits non-employee directors who first become directors after January 1, 1994 to receive annual stock options awards of 1,000 shares and to elect to receive stock options in lieu of directors' fees.

                               EXECUTIVE OFFICERS

    The following table lists the Company's executive officers as of the date of this Proxy Statement and certain information concerning them.

                                                                      YEAR FIRST BECAME
         NAME                     POSITIONS WITH COMPANY              EXECUTIVE OFFICER       AGE
----------------------  -------------------------------------------  -------------------      ---
Hudson B. Drake         Senior Vice President                                  1987               60
Douglas J. Grant        Treasurer                                              1990               44
Judith R. Nelson        Secretary and General Counsel                          1987               54
Donald B. Rice          President and Chief Operating Officer                  1993               55
Gary L. Riley           Vice President                                         1990               57
William P. Rutledge     Chairman of the Board of Directors and
                          Chief Executive Officer                              1987               53

    Hudson B. Drake joined the Company in 1972. He became a Group Executive in 1985, was elected Vice President in 1987 and Senior Vice President in 1988.

    Douglas J. Grant joined the Company in 1977. He was appointed Assistant Controller in 1985, Controller in 1987 and elected Treasurer in 1990.

    Judith R. Nelson joined the Company as Counsel in 1968. She was elected Secretary in 1987 and General Counsel in 1990.

    Donald B. Rice joined the Company as President and Chief Operating Officer in 1993 and was elected a director in 1993. He was Secretary of the Air Force, U.S. Department of Defense, from 1989 to January 1993. From 1972 to 1989, Dr. Rice served as President, Chief Executive Officer and a Trustee of The RAND Corporation. He is a director of Wells Fargo & Company, Wells Fargo Bank N.A., and Vulcan Materials Company.

    Gary L. Riley joined the Company in 1986 as a Group Executive and was elected a Vice President in 1990.

    William P. Rutledge has been employed by the Company since 1986. He has served as a director since 1990, as Chief Executive Officer since 1991 and as Chairman of the Board of Directors since 1993. From 1990 to March 1993, Mr. Rutledge was President of the Company. From 1986 to 1987, Mr. Rutledge was a Group Executive, from 1987 to 1988, a Vice President and from 1988 to 1989, a Senior Vice President of the Company. During 1989 and part of 1990, he served as the Executive Vice President of the Company.

    The executive officers of the Company hold office at the pleasure of the Board of Directors.

    Effective April 1, 1995, Gordon J. Bean will no longer serve as an executive officer of the Company. Mr. Bean, who joined the Company in 1967, served as Controller, Manufacturing Operations from 1984 to 1988, as Treasurer from 1988 to 1990 and as Vice President of the Company and President of the Metals Segment from 1990 to 1995. The Company thanks Mr. Bean for his long years of diligent service as an executive of the Company. The Company has agreed that Mr. Bean may continue as an employee of the Company at his current base salary until September 1996 to provide transition and advisory services as needed. In addition, the Company has agreed to provide certain medical and life insurance benefits to Mr. Bean.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth certain information concerning the annual and long-term compensation of Mr. Rutledge and the other four most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) for fiscal years 1994, 1993 and 1992.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                                                       --------------
                                                                                           NO. OF
                                                      ANNUAL COMPENSATION                SECURITIES
                                          -------------------------------------------    UNDERLYING
          NAME AND                                                    OTHER ANNUAL     OPTIONS/SAR'S       ALL OTHER
     PRINCIPAL POSITION          YEAR      SALARY(1)    BONUS(2)     COMPENSATION(3)   (IN SHARES)(4)   COMPENSATION(5)
-----------------------------  ---------  -----------  -----------  -----------------  --------------  -----------------
William P. Rutledge                 1994  $   630,000  $   424,778   $   329,268(6)         300,000        $   1,452
  Chairman of the Board             1993      600,000      150,000         --               150,000            1,452
  of Directors and                  1992      550,000      150,000         --                50,000            1,452
  Chief Executive Officer
Gordon J. Bean                      1994      240,000      100,440         3,077(7)         100,000              300
  Vice President                    1993      232,500       75,000         --                30,000              300
                                    1992      210,000       55,000         --                25,000              300
Hudson B. Drake                     1994      400,000      212,000         --               100,000              876
  Senior Vice                       1993      400,000      100,000       203,150(8)          30,000              876
  President                         1992      380,000       80,000         --                25,000              760
Donald B. Rice(9)                   1994      520,290      361,305         --               250,000           --
  President and                     1993      407,693      350,000       542,444(10)        200,000           --
  Chief Operating                   1992      --           --              --                --               --
  Officer

Gary L. Riley                       1994      310,000       47,740         --               100,000              225
  Vice President                    1993      271,667       95,000       192,206(11)         30,000               75
                                    1992      240,000       75,000         --                25,000               75

------------
 (1) Includes amounts deferred under the Company's 401(k) Plan and under the Teledyne, Inc. Executive Deferred Compensation Plan.

 (2) Bonuses relating to service in a fiscal year generally have been paid during the immediately following fiscal year. Therefore, amounts shown for fiscal years 1994, 1993 and 1992 were actually paid in 1995, 1994 and 1993, respectively. Includes amounts deferred under the Teledyne, Inc. Executive Deferred Compensation Plan.

 (3) In accordance with Securities and Exchange Commission regulations, this table does not include perquisites and other personal benefits received by a named executive officer during a fiscal year unless the aggregate value of such perquisites and other benefits exceed the lesser of $50,000 or 10% of the total Salary and Bonus reported for the named executive officer.

 (4) In 1994, options were granted under the Teledyne, Inc. Long-Term Incentive Plan. Options were granted in 1992 and 1993 under the Teledyne, Inc. 1990 Stock Option Plan. No stock appreciation rights have been granted under either Plan.

 (5) Amounts included under All Other Compensation were contributed or accrued for the applicable executive officer by the Company under the Company's
     401(k) Plan and/or paid on behalf of the applicable executive officer for additional group term life insurance premiums not generally paid on behalf of all salaried employees under the Company's life insurance plans.

 (6) In connection with the refinancing of his mortgage obligations, in 1994 the Company made a special payment to Mr. Rutledge of $300,000, the after-tax proceeds of which were used to reduce substantially the Company-guaranteed loan balance.

 (7) This amount was paid in connection with Mr. Bean's withdrawal from the Company's Savings and Retirement Supplement Plan, and represents the
     Company's  fulfillment of its  guaranteed rate of  return obligation to Mr.
     Bean in accordance with the terms of that plan.

 (8) In 1993, Mr. Drake received a special payment of $200,000, the after-tax proceeds of which were used to reduce the Company-guaranteed loan balance for a residence in Los Angeles.

 (9) Dr. Rice was appointed President and Chief Operating Officer of the Company in March 1993 at an annual salary of $500,000.

(10) The  Company  required  Dr.  Rice  to  relocate  his  residence  from   the
     Washington,  D.C. area to Los Angeles,  California. In connection with this relocation, the Company compensated Dr. Rice  $511,009 for the loss on  the sale of his residence and paid $16,611 for the costs of this relocation.

(11) The Company required Mr. Riley to relocate his residence from the Pittsburgh, Pennsylvania area to Los Angeles, California. The Company paid
     $87,681 for the costs of Mr. Riley's relocation and made to Mr. Riley a one-time special payment of $100,000 to compensate him for moving at the Company's request.

OPTION GRANTS, EXERCISES AND YEAR-END VALUES

    Shown below is further information with respect to stock options granted during fiscal year 1994 under the Company's 1994 Long-Term Incentive Plan. No options or stock appreciation rights were granted in 1994 under the Company's 1990 Stock Option Plan to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE VALUE AT
                                                                                        ASSUMED ANNUAL RATES OF STOCK
                                                                                           PRICE APPRECIATION FOR
                                                                                           11-YEAR OPTION TERM(2)
                                                                            -----------------------------------------------------
                                                                                0% ($)            5% ($)            10% ($)
                            INDIVIDUAL GRANTS                               ---------------  ----------------  ------------------
--------------------------------------------------------------------------      ASSUMED          ASSUMED            ASSUMED
                           NUMBER      % OF TOTAL                               COMMON            COMMON             COMMON
                             OF          OPTIONS                                 STOCK            STOCK              STOCK
                         SECURITIES    GRANTED TO                              PRICE ON          PRICE ON           PRICE ON
                         UNDERLYING     EMPLOYEES    EXERCISE                  APRIL 27,        APRIL 27,          APRIL 27,
                           OPTIONS      IN FISCAL     OR BASE   EXPIRATION       2005              2005               2005
         NAME            GRANTED(1)       YEAR         PRICE       DATE         $16.375           $28.00             $46.67
-----------------------  -----------  -------------  ---------  ----------  ---------------  ----------------  ------------------
William P. Rutledge         300,000          27.7    $  16.375    04/27/05             0            3,487,800           9,088,200
Gordon J. Bean              100,000           9.2    $  16.375    04/27/05             0            1,162,600           3,029,400
Hudson B. Drake             100,000           9.2    $  16.375    04/27/05             0            1,162,600           3,029,400
Donald B. Rice              250,000          23.1    $  16.375    04/27/05             0            2,906,500           7,573,500
Gary L. Riley               100,000           9.2    $  16.375    04/27/05             0            1,162,600           3,029,400
Total Shareholder Benefit(3)                                                           0     $    644,569,250  $    1,679,561,402
Benefit to the Five Named Officers as a Percent of Total                               0           1.5%               1.5%

------------
(1) All options were granted on April 27, 1994, and are exercisable at a rate of 25% per year, commencing on the first anniversary of their grant. All options are nonqualified under the Internal Revenue Code of 1986, as amended, and were granted at an exercise price equal to the fair market value on the date of grant. Vesting of options may be accelerated upon a change in control of the Company. No stock appreciation rights have been granted under the Company's 1994 Long-Term Incentive Plan.

(2) The amounts shown are not the values of the options on the date they were granted. Instead, these are hypothetical future values based on the difference between the option exercise price and an assumed future Common Stock price at the end of the 11 year term of the options using hypothetical rates of growth at 0%, 5% and 10%, respectively. There can be no assurance that the growth rates specified in this table will be achieved.

(3)  Represents  the  increase  in  market   value  of  Common  Stock  for   all
     shareholders at assumed rates of stock appreciation over the eleven-year period.

    The following table provides further information with respect to the number and value of unexercised options at fiscal year-end.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF
                                                    SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                         UNEXERCISED                 IN-THE-MONEY
                                                     OPTIONS (IN SHARES)               OPTIONS
NAME                                                     AT FY-END(1)                AT FY-END(2)
------------------------------------------------  --------------------------  --------------------------
                                                  EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                                                  --------------------------  --------------------------
William P. Rutledge.............................          162,500/437,500      $      50,000/$1,125,000
Gordon J. Bean..................................           70,000/135,000                25,000/375,000
Hudson B. Drake.................................           95,000/135,000                37,500/375,000
Donald B. Rice..................................           50,000/400,000                     0/937,500
Gary L. Riley...................................           70,000/135,000                25,000/375,000

------------
(1) Options have been granted under the Company's 1990 Stock Option Plan and 1994 Long-Term Incentive Plans. None of the Company's executive officers exercised options during fiscal year 1994. No stock appreciation rights have been granted under either plan and no stock options have been granted with respect to these individuals since the end of the last fiscal year. Vesting of options may be accelerated by a change in control of the Company.

(2) Calculated by determining the difference between the fair market value of the Common Stock underlying the options on December 30, 1994 ($20.125, the closing price on the New York Stock Exchange-Composite Transactions) and the exercise price of the options on that date.

DEFINED BENEFIT PLANS

    The following table presents the estimated annual retirement benefits payable on a straight-life annuity basis, assuming retirement at age 65 or older in 1995, to participating employees, including executive officers, under Teledyne's Retirement Plan for Salaried Employees ("Plan") and the Pension Equalization Plan.

                               PENSION PLAN TABLE

                         YEARS OF CREDITED SERVICE
                   --------------------------------------
RENUMERATION(1)       15        20        25      30(2)
----------------   --------  --------  --------  --------
    $125,000       $ 28,410  $ 37,880  $ 47,351  $ 56,821
     150,000         34,598    46,130    57,663    69,196
     175,000         40,785    54,380    67,976    81,571
     200,000         46,973    62,630    78,288    93,946
     225,000         53,160    70,880    88,601   106,321
     250,000         59,348    79,130    98,913   118,696
     300,000         71,723    95,630   119,538   143,446
     400,000         96,473   128,630   160,788   192,946
     450,000        108,848   145,130   181,413   217,696
     500,000        121,223   161,630   202,038   242,446
     600,000        145,973   194,630   243,288   291,946
     700,000        170,723   227,630   284,538   341,446
     800,000        195,473   260,630   325,788   390,946

------------
(1) The benefits shown are calculated as if remuneration is the annual average basic salary under the terms of the Plan. For periods through December 31, 1994, plan compensation was limited to an individual's basic salary. Effective January 1, 1995, plan compensation includes basic salary and incentive compensation received on and after January 1, 1995. Basic Salary for the past three years for the named executive officers is shown under the heading "Salary" and incentive compensation is shown under the heading "Bonus" in the Summary Compensation Table at page 9, above.

(2) Maximum benefits payable under the Plan are reached after 30 years of credited service.

    The Plan is a defined benefit retirement plan qualified under the Internal Revenue Code of 1986, as amended ("Code"), and covers employees, except nonsupervisory production or maintenance employees, with at least one year of service to the Company or those of its divisions or subsidiaries that have adopted the Plan. Benefits under the Plan depend upon an individual's average compensation (as described above) over the 60 highest consecutive months during the 120 months preceding termination of employment and the number of years such individual has participated in the Plan. Participants vest in their accrued benefits under the Plan after five years of service to the Company or its divisions or subsidiaries. Benefits payable under the Plan are not subject to any deduction for Social Security or other offset amounts.

    Section 415 of the Code imposes limitations on the amount of benefits payable under tax-qualified plans. Accordingly, the maximum annual benefit provided by the Plan for 1995 is $120,000. In addition, the Code imposes an annual limit upon the amount of compensation which may be included in the calculation of a benefit from a tax-qualified plan; in 1995, the maximum includable compensation is $150,000. This amount is adjusted periodically for increases in the cost of living. The Company has adopted a Pension Equalization Plan to restore retirement benefits, which would be payable under the Plan but for the limits imposed by the Code, to the level set forth in the preceding table, calculated pursuant to the Plan formula.

    The number of years of credited service and the average basic salary covered by the Plan and the Pension Equalization Plan as of December 31, 1994, for each named executive officer is: Gordon J. Bean, 24.4 years and $209,250; Hudson B. Drake, 21.2 years and $384,000; Donald B. Rice, 0.8 years and $506,173; Gary L. Riley, 7.9 years and $254,583; and William P. Rutledge, 7.9 years and $556,000.

SEVERANCE ARRANGEMENTS

    The Board of Directors has approved individual severance agreements (the "Agreements") with each of the Company's executive officers identified in the Summary Compensation table on page 9, above, other than Mr. Bean (who will no longer serve as an executive officer effective April 1, 1995), as well as its two other executive officers. Among other things, the Agreements are intended to encourage the Company's executive officers to remain with the Company during a period of uncertainty with respect to the Company's ownership and governance.

    The Agreements provide various severance benefits to such executive officers in the event their employment is terminated involuntarily (other than for cause, disability or death) or voluntarily, in either case within one year of the occurrence of a Change of Control (defined below). In general, a Change of Control will occur if (i) on or prior to July 31, 1996, any person acquires a majority of the voting power of the Company's stock, (ii) the individuals who currently comprise the Company's Board of Directors cease, at or prior to the conclusion of the Company's 1995 Annual Meeting of Shareholders, to comprise a majority of the Board, or (iii) on or prior to July 31, 1996, a merger, consolidation, reorganization or sale of all or substantially all of the Company's assets occurs and the Company's shareholders do not own, in substantially the same proportion as before such transaction, at least 70% of the voting securities of the entity resulting from such merger, consolidation or reorganization or which acquires such assets.

    The Agreements provide for the following severance benefits to each executive officer: (i) a lump sum payment based on a multiple of his or her annualized compensation, including performance bonuses, (ii) continuation for up to two years of the life and health insurance benefits that were being provided by the Company to such officer and his or her family immediately prior to termination, (iii) personal financial and estate planning services, and (iv) outplacement services for up to 52 weeks at the Company's expense (up to a maximum of $15,000). Each of the Agreements contains identical terms and conditions, except that the severance compensation multiple for Mr. Rutledge and Dr. Rice is 2.5 and the multiple for the other executive officers is 2.25. All severance benefits payable under the Agreements would be reduced to the extent necessary to prevent any executive officer from being subject to the excise tax provisions of Section 4999 of the Code applicable to any "excess parachute payment" (as defined in Section 280G of the Code) and to preserve the ability of the Company to deduct the severance benefits paid; PROVIDED, that the severance benefits payable to an executive officer may not exceed the highest amount payable to the Company's Chairman and Chief Executive Officer. The Agreements are not employment contracts.

    The Board of Directors also has approved severance arrangements for certain other employees of the Company and its subsidiaries, conditional on a change of control with respect to the Company and involuntary termination or voluntary termination upon significant negative changes in the terms of employment for such employees. In total, approximately 260 employees are covered by such arrangements. If all such employees and all of the executive officers subject to the Agreements were terminated upon a change of control, the maximum aggregate value of benefits to be received by all such individuals as a group would be approximately $26.8 million.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT, IN WHOLE OR IN PART, THIS COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE CUMULATIVE SHAREHOLDER RETURN GRAPHS ON PAGES 20 AND 21 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

    This report on executive compensation is furnished by the Compensation and Stock Option Committee of the Board of Directors ("Committee") with respect to the compensation of the Company's executive officers for fiscal year 1994. The Committee administers the Company's policies with respect to the compensation of the Company's executive officers. The Committee includes among its duties reviewing and evaluating compensation levels of the executive officers and assessing the performance of these officers. Ms. Creel was elected to the Committee after the compensation decisions described below were made and, therefore, is not a signatory to this report.

COMPENSATION POLICY

    It is the policy of the Company to compensate its executive officers in a manner which simultaneously encourages and rewards annual and long-term corporate and individual performance and allows the Company to attract and retain qualified executive officers. It is also the Company's policy to provide executive officers with long-term performance incentives and to encourage share ownership through the grant of stock option awards.

COMPENSATION PACKAGE

    For 1994, the compensation package of the Company's executive officers consisted of base annual salary, performance-based bonuses and stock options. In addition, the executive officers were eligible to participate in certain of the Company's employee benefit plans.

    COMPENSATION LEVELS

    In addition to the specific factors described below, in setting 1994 compensation levels the Committee considered how the total annual compensation levels of the Company's executive officers (including the value and amount of options held by such officers) compared to the compensation levels of executive officers at other publicly-traded companies. Specifically, the Committee Chairman made recommendations to the Committee based on a review of compensation levels of executive officers from a variety of sources, including various 1993 Proxy Statements, publications such as The Conference Board Report on Top Executive Compensation, and compensation surveys reported in business journals such as FORBES and FORTUNE. The review was not limited to compensation levels at other conglomerates included in the S & P Conglomerates Index (see page 20 of this Proxy Statement for a list of the companies included in this index), but also included compensation levels at such other companies as FMC Corporation, Sunstrand Corporation, Gencorp Inc., E-Systems, Inc., Parker-Hannifan Corp., Avery Dennison Corp., Ingersoll-Rand Co. and Loral Corp. This review was shared and discussed with the full Committee. The Committee believes that the salary and bonus of the Company's executive officers do not exceed what the Committee believes to be the median salary and bonus levels of comparable executives of such other companies.

    BASE SALARY

    In setting the executive officers' base salaries for 1994, the Committee considered market comparability factors and the performance of the executive officers' respective business units, as well as the executive officers' individual performance, during the several preceding fiscal years. As in prior years, the Committee considered such performance measures as Company-wide sales, net profits, cash flow and return on investment during the preceding years, as well as such personal measures as additional effort and years of service. The Committee did not assign specific weights to any of the factors it considered in setting base salaries. The entire Company was the business unit of certain executive officers, while the business segments or departments for which they were responsible were the business units of other executive officers. Several of the executive officers listed in the Summary Compensation Table, at page 9 of this Proxy Statement, received salary increases during 1993 based on 1992 service. Those increases are reflected in the 1994 base salaries for those officers. However, in view of the low level of the Company's operating profit for 1993, the high cost of legal settlements, and the decision of the Board of Directors to suspend the payment of dividends in January 1994, the Committee did not increase 1994 salary levels for the Segment Presidents (Messrs. Bean, Drake and Riley), who are the individuals primarily responsible for the operating companies. Mr. Rutledge and Dr. Rice were given moderate percentage increases in salary for successfully managing corporate-wide projects, including the Company-wide realignment and certain large litigation matters.

    1993 BONUS

    In 1994, executive officers received discretionary bonuses for service rendered during 1993. In awarding the discretionary bonuses, the Committee considered individual and Company performance during the several preceding years. In particular, the Committee considered the performance of the executive officer's business unit (using the criteria discussed under "BASE SALARY," above), as well as his or her success in achieving certain personal goals. Personal goals were set for each executive officer at the beginning of 1993, after review by the officer's immediate superior and the Committee. Personal goals related to achieving specific objectives, such as achieving levels of profits or net cash flow, or the efficient running of the executive officer's department, as well as to matters such as employee training, recruitment and ethics education.

    After completing its review and analysis of the foregoing factors and considering the recommendations of the Committee's Chairman and the Chairman of the Board (with respect to executive officers other than himself), the Committee then made a subjective determination of the amount of bonus to be awarded to the executive officers. The Committee did not assign specific weights to any of the factors it considered, although business unit performance was weighted more heavily than success in achieving other personal goals. For the reasons described above under the heading "BASE SALARY," discretionary bonuses for 1993 service were not increased over discretionary bonuses for 1992 service, except that each of the Segment Presidents received an additional $20,000 payment in 1994 for the successful 1993 completion of the Company's realignment. Dr. Rice also received an additional $200,000 bonus in connection with the realignment.

    1994 BONUS

    For 1994, and future years, the Committee approved the use of a new financial measurement system based on the economic value added by the enterprise. This system, which was implemented in conjunction with an outside financial consulting firm, essentially defines the economic value added ("EVA") by an enterprise as net operating income after tax reduced by a charge for the cost of capital employed in that enterprise.

    Bonuses for 1994 service were based principally on EVA, and also in part on achieving personal goals. EVA was measured by calculating the adjusted net operating profit after tax of each officer's business unit for 1994 and subtracting from that number the cost of capital used by that business unit, assuming a cost of capital equal to 10%. If an executive officer achieved his or her EVA target for the year, he or she received his or her targeted bonus level. Bonuses increased or decreased proportionately in relation to the success (or failure) of the executive officer in achieving his or her EVA target.

    For these purposes, the total Company was the business unit of each executive officer other than the Segment Presidents. The objective portion of the Segment Presidents' bonuses were based 50% on the Company's EVA and 50% on their respective Segments' EVA. In determining target levels for 1994 EVA, the Committee primarily considered the Company's and the applicable Segment's projected 1994 EVA, based on the 1994 business plans prepared by the operating companies and reviewed by the Segment Presidents and other executive officers, as well as the Company's estimated EVA for 1993. The Company's final EVA results for 1994 are discussed below under the heading "MR. RUTLEDGE'S 1994 COMPENSATION."

    For Mr. Rutledge and Dr. Rice, the Committee set target levels for the objective portion of their bonus at 60% of base salary, in keeping with the comparability reviews described above. The actual bonus was ratioed up or down depending on actual Company performance compared to the target set by the Committee. For the other executive officers, the target for their objective portion was set at 40% of salary, to be similarly adjusted for actual performance.

    In addition to the amounts awarded with respect to EVA targets, the Committee provided for discretionary bonuses for success in achieving 1994 personal goals. These goals were established in the same manner as the goals for 1993, discussed above. These amounts were fractions of base salary (between 0% and 15% ) and were subject to the same proportional adjustment applied to the executive officers' EVA payments. Target levels for these discretionary bonuses were set by the Committee at 10% of salary for all executive officers. On average, discretionary bonuses made up less than 20% of the total bonuses awarded for 1994.

    STOCK OPTIONS

    In order to provide additional incentives for individual and Company performance and to foster stock ownership by the Company's executive officers, in 1994 the Committee awarded stock options under the Company's 1994 Long-Term Incentive Plan ("LTIP"). Under the LTIP, the Company may grant incentive stock options meeting the requirements of Section 422 of the Code, and nonqualified options. The Committee may, at its discretion, couple stock options with stock appreciation rights. In addition, the Committee may issue restricted shares. By the terms of the LTIP, incentive stock options cannot be granted at an exercise price less than the fair market value of a share at the date of grant. Nonqualified options may be granted at any price determined by the Committee. Although none were issued to executive officers during 1994, stock options and stock appreciation rights also may be granted by the Committee under the Company's 1990 Stock Option Plan.

    In determining the amount of stock options to be granted to executive officers in 1994, the Committee made a subjective determination based, among other things, on the executive officer's shareholdings and option holdings in the Company, overall compensation levels (including options) compared to certain other public companies and the factors described under "BASE SALARY" and "COMPENSATION LEVELS," above. The Committee did not assign specific weights to any of the factors it considered in awarding stock options in 1994, nor does the Committee have specific long-term target levels of share ownership for the executive officers. However, to indicate the Committee's confidence in the business plans developed by the executive officers, and as an inducement for them to continue their efforts in improving the Company's EVA, the Committee awarded relatively substantial numbers of stock options to the executive officers in 1994.

    During 1994, the Committee also approved a revision to the vesting schedule of all outstanding stock options under the 1990 Stock Option Plan, including those held by executive officers, such that options commence vesting one year after the date of grant at the rate of 25% per year. The previous vesting schedule had commenced on the second anniversary after the date of grant at the rate of 20% per year. These changes were made to bring the vesting schedules more in line with what the Committee believes to be vesting schedules at comparable companies and to permit option holders to acquire sooner substantial levels of ownership in the Company's Common Stock.

MR. RUTLEDGE'S 1994 COMPENSATION

    Mr. Rutledge's base salary for 1994 was $630,000. In 1994 Mr. Rutledge received a bonus of $150,000 relating to 1993 performance, the same bonus that he received for 1992 service. In setting Mr. Rutledge's 1994 base salary and awarding the bonus for 1993 service the Committee considered the factors set forth above under "BASE SALARY," "COMPENSATION LEVELS" and "1993 BONUS," focusing primarily on 1993 performance. The Committee, although disappointed with 1993 results, recognized Mr. Rutledge for successfully managing a major realignment of the Company, consolidating its operating companies to 21 from 65 and for Mr. Rutledge's efforts in resolving several of the major legal disputes facing the Company.

    Mr. Rutledge's bonus for 1994 service was based on the bonus program described under "1994 BONUS," above. Because the actual EVA for 1993 was substantially negative (approximately negative $45 million) and projected 1994 EVA based upon management's business plans for 1994 was approximately negative $10 million, the Committee increased the 1994 EVA target for the Company to zero. That is, the Company's EVA target was an adjusted net operating profit level after tax equal to the cost of capital used by the Company, assuming a cost of capital equal to 10%. The Committee judged a $45 million improvement in Company EVA over 1993 estimated Company EVA sufficient to justify paying target bonus levels under this new incentive compensation plan. If that target had been reached, Mr. Rutledge's objective bonus would have been 60% of his 1994 base salary. That bonus was subject to a proportionate increase for EVA in excess of zero and a proportionate decrease for EVA below zero. If the actual EVA achieved had been $30 million below the target (i.e., minus $30 million) the bonus earned would have been zero. Likewise, if actual EVA had exceeded the target by $30 million, the bonus earned would double the target level. Because the Company achieved actual EVA of approximately negative $2.2 million, Mr. Rutledge was entitled to an EVA bonus equal to $351,540 (approximately 93% of his target bonus or approximately 56% of his salary). In addition, Mr. Rutledge achieved 83% of his personal goals, which entitled him to an additional $73,238 as discretionary bonus. Consequently, Mr. Rutledge's total bonus was $424,778.

    In addition to the foregoing, in April 1994, Mr. Rutledge was granted options to purchase 300,000 shares of Company Common Stock at an exercise price of $16.375 (the fair market value on the date of grant) per share, exercisable ratably at 25% per year, commencing one year from the date of grant. As noted in the table above, the named executive officers also were granted stock options on the same terms. These options were issued based on consideration of all of the factors described above.

    As reflected in the Summary Compensation Table at page 9 of this proxy statement, Mr. Rutledge was awarded a special relocation allowance supplement in 1994 of $300,000. This special payment was made in connection with Mr. Rutledge's refinancing of his mortgage obligations, which reduced the Company's guarantee of Mr. Rutledge's mortgage from approximately $760,000 to approximately $464,000.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Recent changes in the federal tax law include new requirements in order for compensation in excess of $1 million payable to the Chief Executive Officer and certain executive officers of the Company to be fully deductible. Because regulations interpreting this law are in the proposal stage, the Company is continuing to monitor whether its executive compensation plans should be further revised to meet these still evolving provisions of the tax law. For the present time, the Committee will not necessarily and in all circumstances limit executive compensation to that deductible under Section 162(m) of the Code. The Committee will consider, however, various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practical and to the extent consistent with its other objectives.

                          MEMBERS OF THE COMPENSATION
                           AND STOCK OPTION COMMITTEE
                                 Frank Cahouet
                                George Kozmetsky
                                 George Roberts
                                 Fayez Sarofim
                                Henry Singleton

                    COMPENSATION AND STOCK OPTION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

    During 1994, Frank Cahouet, George Kozmetsky, George A. Roberts, Fayez Sarofim, and Henry E. Singleton served on the Committee. Although Arthur Rock was a member of the Committee until his retirement from the Board of Directors in April 1994, no meetings of the Committee were convened by the Committee in 1994 prior to Mr. Rock's retirement. Henry E. Singleton, a founder of the Company, served as Chief Executive Officer of the Company from 1960 to 1986 and as Chairman of the Board of the Company from 1960 to 1991, and George Kozmetsky, who co-founded the Company, served as Executive Vice President and Secretary of the Company from 1960 to 1966. George A. Roberts was President of the Company from 1966 to 1990 and Chief Executive Officer from April 1986 to January 1991 and was Chairman of the Board until March 1993. All of these former executive officers are significant shareholders of the Company (see table at page 3 above).

ARGONAUT GROUP, INC.

    Three of the Company's directors, George A. Roberts, Fayez Sarofim and Henry
E. Singleton, also are directors of Argonaut Group, Inc. ("Argonaut Group"), a former subsidiary of the Company. In addition, as of January 31, 1995, directors and executive officers of the Company beneficially owned in the aggregate more than 20% of the outstanding stock of Argonaut Group.

    The Company provides Argonaut Group with certain investment trade execution services. During 1994, Argonaut Group paid the Company $134,000 for these services. During 1994, Argonaut Insurance Company ("Argonaut Insurance"), a subsidiary of Argonaut Group, paid the Company approximately $2.1 million pursuant to certain retrospective rating provisions of insurance policies previously written by Argonaut Group for the Company. Future payments to or from Argonaut Insurance may be required under the retrospective rating provisions and reinsurance provisions of such policies. In 1994, the Company also paid approximately $1.3 million to AGI Properties, Inc. ("AGI"), a non-insurance subsidiary of Argonaut Insurance, pursuant to a real property lease in Los Angeles, California, which expires in October 1996. The Company believes that the transactions described above have been entered into on terms no less favorable than could have been negotiated with non-affiliated third parties.

UNITRIN, INC.

    Three of the Company's directors, George A. Roberts, Fayez Sarofim and Henry
E. Singleton, are also directors of Unitrin, Inc. ("Unitrin"), a former subsidiary of the Company. In addition, as of January 31, 1995, directors and executive officers of the Company beneficially owned in the aggregate over 25% of the outstanding stock of Unitrin.

    The Company provides Unitrin with certain investment trade execution services, as well as the use of Company aircraft. During 1994, Unitrin paid the Company approximately $426,000 for these services. Unitrin provided data processing services to the Company for which the Company paid approximately $970,000 in 1994. In addition, during 1994, Unitrin earned premiums of approximately $7 million for group life insurance coverages on Company employees and their dependents. In prior years, pursuant to certain contractual arrangements with the Company, Unitrin insured the Company and its subsidiaries for certain coverages, including workers' compensation, general liability and automobile liability. These insurance arrangements contained retrospective rating and reinsurance provisions which reduce Unitrin's financial exposure by giving it recourse against the Company and its subsidiaries. The Company paid approximately $35,000 in 1994, and approximately $182,000 through February 1995, pursuant to retrospective rating provisions of previously written policies. The Company believes that the transactions described above have been entered into on terms no less favorable than could have been negotiated with non-affiliated third parties. In addition, the Company and Unitrin have certain mutual indemnities with respect to certain tax matters and the operation of the Company prior to the 1990 distribution of Unitrin stock to the Company's shareholders.

MELLON BANK, N.A.

    Frank V. Cahouet, a director of the Company, serves as Chairman, Chief Executive Officer and President of Mellon Bank, N.A. During 1994, the Company paid approximately $393,000 to Mellon Bank, N.A. for banking services and anticipates using such banking services in the future. The Company believes that these transactions have been entered into on terms no less favorable than could have been negotiated with non-affiliated third parties.

CERTAIN LOAN GUARANTEE

    The Company has guaranteed repayment to an unaffiliated banking institution of $464,000 of Mr. Rutledge's loan obligations with respect to his residence in Los Angeles, California. As of February 28, 1995, Mr. Rutledge was current in his obligations.

                         CUMULATIVE SHAREHOLDER RETURN

    The following is a line graph comparing, on an annual basis, the percentage change in the Company's Common Stock against the total return of the S&P Composite 500 Index and the S&P Conglomerates Index from December 31, 1990 through December 31, 1994. This graph assumes that the value of the Company's Common Stock and each index was $100 on December 31, 1990 and that all dividends were reinvested. The stock performance shown below is not necessarily indicative of future price performance.

                COMPARISON OF FOUR YEAR CUMULATIVE TOTAL RETURN
           TELEDYNE, INC., S&P 500 INDEX AND S&P CONGLOMERATES INDEX*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           TELEDYNE, INC.     S&P 500 COMPOSITE      S&P CONGLOMERATES
1990                100.00                 100.00                 100.00
1991                138.47                 130.47                 108.40
1992                149.38                 140.41                 133.61
1993                197.62                 154.56                 177.07
1994                152.97                 156.60                 168.03

* The S&P Conglomerates Index includes ITT Corporation, Teledyne, Inc., Tenneco Inc. and Textron Inc. Until 1994, Litton Industries, Inc. also was included in this index.

    Set forth below is a line graph comparing, on an annual basis, the percentage change in the cumulative total shareholder return on the Company's Common Stock against the total return on the S&P Composite 500 Stock Index and the total return on the S&P Conglomerates Index from December 31, 1989 through December 31, 1994. This graph assumes that the value of the investment in the Company's Common Stock and in each index was $100 on December 31, 1989 and that all dividends were reinvested. The stock price performance shown below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
           TELEDYNE, INC., S&P 500 INDEX AND S&P CONGLOMERATES INDEX*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           TELEDYNE, INC.     S&P 500 COMPOSITE      S&P CONGLOMERATES
1989                100.00                 100.00                 100.00
1990                 49.43                  96.89                  83.87
1991                 68.45                 126.42                  90.91
1992                 73.84                 136.05                 112.05
1993                 97.68                 149.76                 148.50
1994                 75.61                 151.74                 140.92

* The S&P Conglomerates Index includes ITT Corporation, Teledyne, Inc., Tenneco Inc. and Textron Inc. Until 1994, Litton Industries, Inc. also was included in this index.

    In March 1990, the Company distributed to its shareholders, in a tax-free transaction, all of the outstanding common stock of Unitrin. In accordance with Securities and Exchange Commission interpretations of the regulations relating to executive compensation disclosure, the foregoing graph treats the distribution of each Unitrin share as a special cash dividend equal to the value of such share as of the date of the spinoff, which dividend is assumed to have been reinvested in the Company's Common Stock.

                                   PROPOSAL 2
                APPROVAL OF THE TELEDYNE, INC. 1995 NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN

    On October 27, 1994, the Board of Directors adopted the Teledyne, Inc. 1995 Non-Employee Director Stock Option Plan ("1995 Plan" or "Plan"), subject to shareholder approval and to securities exchange listing. A copy of the 1995 Plan is attached hereto as Exhibit A. The following description of the 1995 Plan is a summary and does not purport to be fully descriptive. For a full description of the 1995 Plan, reference is made to Exhibit A.

GENERAL

    The purpose of the 1995 Plan is to encourage ownership in the Company by non-employee directors who first become directors after January 1, 1994 and to attract and retain qualified non-employee directors. Three types of stock option grants may be issued under the 1995 Plan: (i) annual grants of options covering 1,000 shares of Company Common Stock; (ii) at the election of the non-employee director, the grant of options in lieu of the annual retainer fees payable for the applicable Plan year; and (iii) at the election of the non-employee director, the grant of options in lieu of the meeting fees payable for the applicable Plan year. All options that may be granted under the Plan are referred to collectively as "Options." All Options issuable under the 1995 Plan must be granted by October 27, 2004.

ADMINISTRATION

    The 1995 Plan will be administered by a committee or committees (which term includes subcommittees) consisting of two or more individuals. The composition of any committee responsible for administration of the Plan will comply with the applicable requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), including, if applicable, the requirement that certain plans be administered by "disinterested administration." Members of a committee will serve for such a term as the Board of Directors may determine, subject to removal by the Board of Directors at any time. With respect to any matter, the term "Committee" refers to the committee that has been delegated authority with respect to such matter.

SHARES SUBJECT TO THE PLAN

    The shares offered under the Plan consist of the Company's authorized but unissued Common Stock or treasury shares and, subject to adjustment as discussed below, the aggregate amount of such shares which may be subject to options issued under the Plan will not exceed 200,000. If any Option granted under the Plan shall expire or terminate for any reason, without having been exercised or vested in full, as the case may be, the unpurchased shares subject thereto will again be available for Options to be granted under the Plan. Options granted under the Plan will not be qualified as "incentive stock options" under Section 422 of the Code. On January 4, 1995, the Company's Board of Directors declared a dividend distribution of one share purchase right ("Right") for each outstanding share of Common Stock to shareholders of record on January 27, 1995, and with respect to shares of Common Stock issued thereafter until certain events occur. Consequently, shares of Common Stock issued under the Plan will be accompanied by Rights unless and until such events occur.

ELIGIBILITY

    Each director of the Company who first becomes a director after January 1, 1994, is eligible to participate in the 1995 Plan unless he or she is an employee of the Company or any subsidiary of the Company or unless the participation of that director in the Plan would disqualify such director from being a "disinterested person" for purposes of the Exchange Act with respect to another Company employee benefit plan involving Company securities ("Eligible Directors").

TERMS OF STOCK OPTIONS

    ANNUAL STOCK OPTIONS

    An Option covering 1,000 shares of Company Common Stock was granted to each Eligible Director on the date of adoption of the Plan by the Board of Directors, subject to approval by the Company's shareholders and to securities exchange listing. Thereafter, an Option covering 1,000 shares of Company Common Stock will be granted to each Eligible Director automatically at the conclusion of each Company Annual Meeting. If a director first becomes an Eligible Director on a date other than an Annual Meeting date, an Option covering 1,000 shares of Common Stock will be granted to such director on the date that he or she first becomes eligible. The foregoing Options are referred to herein as "Annual Options." Each Annual Option and all rights associated therewith will expire ten years from the date of grant. The purchase price of the stock covered by each Annual Option will be the fair market value of a share of Company Common Stock as of the date of grant of the Annual Option. Each Annual Option granted under this Plan will be exercisable in full one year after the date of the grant. No Annual Option may be exercised for a fraction of a share and no partial exercise of any Annual Option may be for less than 100 shares.

    SERVICE OPTIONS

    Prior to the commencement of a fiscal year ("Plan Year"), Eligible Directors may file an irrevocable election to receive an Option in lieu of the Annual Retainer (defined below) for service during the Plan Year ("Retainer Option") and/or an irrevocable election to receive an Option in lieu of the Meeting Fees (defined below) for service during the Plan Year ("Meeting Fee Option").

    Retainer Options will be granted on January 2 of a Plan Year (or, if January 2 is not a business day, on the next succeeding business day) for service during that Plan Year. The number of shares of Common Stock to be subject to a Retainer Option will be the nearest number of whole shares determined by multiplying the fair market value of a share of Company Common Stock on the date of grant by
0.3333 and dividing the result into the Annual Retainer. For these purposes "Annual Retainer" means the amount of money which the Eligible Director would be entitled to receive for serving as a director during the Plan Year, but does not include the amount of money which the Eligible Director would be entitled to receive for attending meetings of the Board of Directors or any committee of the Board of Directors or for serving as the chairman of the Board of Directors or any committee of the Board of Directors (collectively "Meeting Fees"), or for any other services to be provided to the Company. The purchase price of each share of Common Stock covered by each Retainer Option will be equal to the fair market value of a share of Common Stock on the date of grant of the Retainer Option multiplied by 0.6666.

    Meeting Fee Options will be granted on the second day (if a business day, or, if not, the next succeeding business day) after the conclusion of the Plan Year. The number of shares of Common Stock to be subject to a Meeting Fee Option and the purchase price of such shares will be calculated in the manner described in the preceding paragraph, except that the Meeting Fees and any other fees paid for service as a director are substituted for the Annual Retainer in the calculation.

    Retainer Options become exercisable on the first anniversary of the date upon which they were granted and Meeting Fee Options become exercisable immediately upon grant. Retainer Options and Meeting Fee Options are referred to collectively as "Service Options." All Service Options terminate upon the expiration of ten years from the date of grant. No Service Option may be exercised for a fraction of a share and no partial exercise of any Service Option may be for less than 100 shares.

    Service Options are intended to provide each electing director with Options at an exercise value on the date of grant equal to the foregone fees: that is, if the Options were exercised immediately after they were granted, and the underlying shares of Common Stock were sold immediately, the gain to be realized by the director would be equal to the foregone fees.

GRANTS UNDER THE 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

    The number of Options to be granted to Eligible Directors under the 1995 Plan is not estimable at this time, since the number of Options to be granted depends on a variety of factors, including: the number of directors appointed after January 1, 1994, the number of Board or Committee meetings held (and attended by the director) in a year, whether the director elects to receive Options in lieu of the Annual Retainer and/or Meeting Fees, the fair market value of the Company's Common Stock on relevant dates, and the amount paid by the Company for the Annual Retainer and/or Meeting Fees in a given year. Subject to shareholder approval and to securities exchange listing, contingent grants of Options have been made to date as set forth below:

                               NEW PLAN BENEFITS

                               NO. OF ANNUAL   NO. OF RETAINER
            NAME                OPTIONS(1)       OPTIONS(2)
-----------------------------  -------------   ---------------
Frank V. Cahouet                   1,000            3,653
Diane C. Creel                     1,000                0
All Current Directors Who Are
  Not Executive
  Officers As A Group (2
  persons)(3)                      2,000            3,653

------------
(1) Only Mr. Cahouet and Ms. Creel presently are eligible to participate in the Plan. A contingent grant of Annual Options was made on October 27, 1994 to Mr. Cahouet, at an exercise price of $17.00, the fair market value of a share of the Company's Common Stock on that date. A contingent grant of Annual Options was made on February 9, 1995 to Ms. Creel, at an exercise price of $22.875, the fair market value of a share of the Company's Common Stock on that date.

(2) Mr. Cahouet was issued a contingent Retainer Option as of March 1, 1995 with an exercise price of $15.33, also calculated in accordance with such formula.

(3) The actual value of contingent Options granted to date under the Plan cannot be calculated because such value depends upon the amount by which the fair market value of a share of the Company's Common Stock on the Option exercise date exceeds the exercise price of the Options. Based on the closing price of $23.125 for Company Common Stock on February 17, 1995, the total value of shares of Company Common Stock subject to the Plan is $4,625,000.

EXERCISE OF OPTIONS

    The purchase price for the shares of Company Common Stock subject to Options must be paid in full at the time of exercise: (i) in cash or by check payable to the order of the Company; (ii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of the Option holder; or (iii) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Option price (in which case the exercise will be effective upon receipt of such proceeds by the Company).

TRANSFERABILITY

    Options are not transferable, other than by will or the laws of descent and distribution, and are exercisable during an Option holder's lifetime only by the Option holder or by his or her guardian or legal representative, except to the extent transfer is permitted by Rule 16b-3 of the Exchange Act and approved by the Committee.

TERMINATION OF DIRECTORSHIP

    All rights of a director in an Option, to the extent that the Option has not been exercised, terminate three months after the date of the termination of his or her services as a director for any reason other than (i) the death of the director, (ii) cessation of services as a director because the individual, although nominated by the Board of Directors, is not elected by the shareholders to the Board of Directors, or (iii) retirement because of total and permanent disability as defined in Section 22(e)(3) of the Code

(collectively, "Termination Events"). If a director ceases to be a director of the Company because of a Termination Event, the director will vest immediately in a pro rata number of unvested Options. All vested Options terminate 12 months after the date of a Termination Event.

ADJUSTMENT PROVISIONS

    If the outstanding shares of Company Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment will be made in the maximum number and kind of shares as to which Options may be granted under the 1995 Plan. A corresponding adjustment will be made to previously granted, unexercised Options.

    Upon  the   dissolution  or   liquidation  of   the  Company,   or  upon   a
reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, the 1995 Plan will terminate, and all Options theretofore granted thereunder will immediately become exercisable (unless an Annual Option, which must be held at least six months from the date of grant). In addition, any Option may contain provisions to the effect that, upon the happening of certain events (including a change in control of the Company), any outstanding Option will immediately become exercisable or fully vested.

DURATION, AMENDMENT AND TERMINATION

    The Board of Directors may at any time suspend or terminate the 1995 Plan. The Board of Directors may also at any time amend or revise the terms of the 1995 Plan, provided that no such amendment or revision will become effective without the approval of the Company's shareholders if such approval is required in order to comply with Rule 16b-3 of the Exchange Act or any other applicable law or regulation. To the extent required in order to comply with Rule 16b-3 under the Exchange Act, Plan provisions relating to the amount, price and timing of Options will not be amended more than once every six months, except that the foregoing does not preclude any amendment to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules in effect thereunder.

FEDERAL INCOME TAX INFORMATION

    Under the Code, the grant of a nonqualified stock option has no tax effect on the Company or the Option holder to whom it is granted. Generally, the exercise of the Option will result in ordinary income to the Option holder equal to the excess of the fair market value of the shares at the time of exercise over the Option price. If the Option holder pays cash to exercise the Option, the Option holder's tax basis in the shares received will be the aggregate exercise price paid by the Option holder plus the amount of taxable income recognized upon exercise. Upon any subsequent disposition of such shares, gain or loss will be capital gain or loss, and will be long-term if such shares are held more than one year after exercise. Generally, the Company will be allowed, at the time of recognition of ordinary income by the Option holder, to take a deduction for federal income tax purposes in an amount equal to such recognized income.

    If the Option holder pays the exercise price by delivering existing shares of the Company's Common Stock, the tax treatment of the income from the difference between the Option price and the fair market value of the stock received is the same as described above. Generally there is no gain recognized by the Option holder on the transfer of the Option holder's existing stock; instead, the corresponding number of shares received on exercise of the Option will be treated as if they are the same as the shares used to pay for the exercise of the Option. Thus, gain on the shares used to pay the Option price will be deferred until the substituted shares received are later sold. The basis in the remaining shares received upon exercise of the Option will be equal to the income recognized as a result of such exercise.

           VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

    The affirmative vote of a majority of the shares of Common Stock that are present or represented at the meeting and entitled to vote is required for approval of the proposed 1995 Plan. The Board of Directors believes that it is imperative that the Company be able to offer Options to individuals who become directors after January 1, 1994, in order to attract and retain qualified individuals to serve as outside directors of the Company and to ensure that such individuals have a stake in the future of the Company.

    FOR ALL OF THE FOREGOING REASONS, THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE TELEDYNE, INC. 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 2. EACH PROXY WILL BE VOTED FOR THIS PROPOSAL UNLESS A SHAREHOLDER HAS SPECIFIED OTHERWISE ON THE PROXY.

                               CERTAIN LITIGATION

    On October 29, 1992, Eugene J. Bass, a shareholder purporting to act derivatively on behalf of the Company, commenced an action in the United States District Court for the Central District of California ("BASS I") against certain of the Company's directors and executive officers, a former employee of the Company's Teledyne Relays unit and the Company as a "nominal" defendant. Subsequently, Herman and Lillian Krangel and Marshall Wolf joined the action as plaintiffs. On February 26, 1993, plaintiffs filed a consolidated second amended complaint in the action which alleged, among other things, violations of RICO and the Exchange Act, and breaches of fiduciary duty, in connection with the management and administration of the affairs of the Company with respect to several of the Company's operating units. The action seeks a declaratory judgment, treble the damages allegedly sustained by the Company as a result of the alleged conduct, return of salaries and other remuneration received by the defendants, a declaration that the election of directors at the Company's annual meetings in 1987 through 1992 is null and void, plaintiffs' costs and expenses, including attorneys' fees, and other appropriate relief. On August 19, 1993, the Court issued a memorandum decision dismissing plaintiffs' state law claims without prejudice to refiling in state court, dismissing plaintiffs' RICO and Exchange Act claims without prejudice, and ordering plaintiffs to show cause why their RICO and Exchange Act claims should not be dismissed with prejudice. After briefing by the parties, the Court entered an order on September 30, 1993, dismissing plaintiffs' RICO and Exchange Act claims with prejudice. Plaintiffs filed a notice of appeal on October 4, 1993. Briefing of the appeal is now complete, and the parties are waiting for the Court of Appeals to schedule oral argument.

    On December 7, 1993, following dismissal of their consolidated second amended complaint in BASS I, Eugene J. Bass, Herman Krangel, Lillian Krangel and Marshall Wolf, shareholders purporting to act derivatively on behalf of the Company, commenced an action in the Superior Court of the State of California, County of Los Angeles ("BASS II"), against certain of the Company's directors and executive officers, a former employee of Teledyne Relays, and the Company as a "nominal" defendant. The complaint in this action alleges, among other things, breaches of fiduciary duty and gross mismanagement in connection with the management and administration of the affairs of several of the Company's operating units. The action seeks a declaratory judgment, damages allegedly sustained by the Company as a result of the alleged conduct, return of salaries and other remuneration received by the defendants, plaintiffs' costs and expenses, including attorneys' fees, and other appropriate relief. Defendants' demurrers to the initial complaint were granted by the Court on May 10, 1994. On June 8, 1994, plaintiffs filed an amended complaint. Defendants filed demurrers to the amended complaint which have been fully briefed by the parties.

    On February 11, 1993, Moise Katz and Harry Lewis, shareholders purporting to act derivatively on behalf of the Company ("KATZ AND LEWIS"), commenced an action in the Superior Court of the State of California, County of Los Angeles, against certain of the Company's directors and the Company as a "nominal" defendant. The complaint alleges, among other things, gross negligence and breaches of fiduciary duty in connection with the management and administration of the affairs of the Company with respect to several of the Company's operating units. The complaint seeks damages sustained by the

Company as a result of the alleged conduct, plaintiffs' costs and expenses, including attorneys' fees, and other appropriate relief. On October 28, 1993, the Court dismissed plaintiffs' initial complaint with 15 days leave to amend. Plaintiffs filed an amended complaint on November 12, 1993. On February 1, 1994 the Court dismissed plaintiffs' amended complaint with 30 days leave to amend. Plaintiffs elected not to file a further amended complaint and, accordingly, the Court dismissed the action on February 28, 1994. On March 22, 1994, plaintiffs appealed the dismissal of their action to the Court of Appeal of the State of California. Briefing of the appeal is now complete.

    Further information with respect to these actions is set forth in the Company's Annual Report on Form 10-K ("Form 10-K") for the fiscal year ended December 31, 1994, filed with the Securities and Exchange Commission. A copy of the Form 10-K may be obtained by any shareholder upon request made to the Company's Secretary (see "Form 10-K" below).

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen & Co. has been selected as the Company's independent public accountants for the year 1995. It is expected that a representative of Arthur Andersen & Co. will be present at the meeting. Such representative may make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

    The management of the Company knows of no other matters that may come before the meeting. However, if any matters other than Proposals 1 and 2 should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote all proxies in accordance with their best judgment.

                       SHAREHOLDER PROPOSALS AT THE NEXT
                         ANNUAL MEETING OF SHAREHOLDERS

    Under the Company's By-laws, shareholders who wish to present proposals for action, or to nominate directors, at the next annual meeting of shareholders of the Company (that is, the next annual meeting following the annual meeting that is scheduled to be held on April 26, 1995) must give written notice thereof to the Secretary of the Company at the address set forth on the cover page of this Proxy Statement no less than 60 days nor more than 90 days prior to April 26, 1996, unless the 1996 annual meeting is advanced by more than 30 days or delayed by more than 60 days from April 26, 1996, in which case notice must be delivered not earlier than 90 days prior to such annual meeting and not later than the later of 60 days prior to such annual meeting or the tenth day following the first public annoucement of the date of such meeting. Such written notice must contain the information required by Section 14(b) of Article II of the Company's By-laws. In addition, in order to be eligible for inclusion in the Company's Proxy Statement and Proxy Card for the next annual meeting pursuant to Rule 14a-8 under the Exchange Act ("Rule 14a-8"), shareholder proposals must be received by the Secretary of the Company no later than November 28, 1995. Shareholder nominations of directors are not shareholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company's Proxy Statement.

                                   FORM 10-K

    SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994 UPON WRITTEN REQUEST TO JUDITH R. NELSON, SECRETARY, TELEDYNE, INC., 2049 CENTURY PARK EAST, LOS ANGELES, CALIFORNIA 90067-3101.

                                          By Order of the Board of Directors

                                                     Judith R. Nelson
                                                        Secretary

March 28, 1995

                                   EXHIBIT A
                                 TELEDYNE, INC.
                                ---------------
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                 ---------------------------------------------

1.  PURPOSE.
    The purpose of this 1995 Non-Employee Director Stock Option Plan ("Plan") of Teledyne, Inc. ("Company") is to encourage ownership in the Company by non-employee directors of the Company and to attract and retain qualified non-employee personnel to serve as directors of the Company.

2.  ADMINISTRATION.
    The Plan will be administered by a committee or committees (which term includes subcommittees) consisting of two or more persons appointed by the Board of Directors of the Company. The composition of any committee responsible for administration of the Plan shall comply with the applicable requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), including, if applicable, the requirement that certain plans be administered by "disinterested administration." Members of a committee will serve for such term as the Board of Directors may determine, subject to removal by the Board of Directors at any time. With respect to any matter, the term "Committee" refers to the committee that has been delegated authority with respect to such matter.

    Subject to the provisions  of the Plan, the  Committee shall have  authority
(i)  to construe and interpret  the Plan, (ii) to  define the terms used herein,
(iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to make such changes to the Plan as may become necessary or advisable to comply with Rule 16b-3 of the Exchange Act, and (v) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries. Notwithstanding anything to the contrary in this Plan, the Committee shall not have the authority to make any determination or to take any action that would cause the Plan to cease to comply with the terms and conditions of Rule 16b-3 under the Exchange Act.

3.  SHARES SUBJECT TO THE PLAN.
    The shares to be offered under the Plan shall consist of the Company's authorized but unissued Common Stock or treasury shares and, subject to adjustment as provided in paragraph 15 hereof, the aggregate amount of such stock which may be subject to options issued hereunder ("Options") shall not exceed 200,000. If any Option granted under the Plan shall expire or terminate for any reason, without having been exercised or vested in full, as the case may be, the unpurchased shares subject thereto shall again be available for Options to be granted under the Plan. Options granted under the Plan will not be qualified as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). All Options granted under the Plan shall be granted within 10 years of October 27, 1994.

4.  ELIGIBILITY.
    Each director of the Company who first becomes a director after January 1, 1994, is eligible to participate in the Plan unless he or she is an employee of the Company or any subsidiary of the Company or unless the participation of that director in the Plan would disqualify such director from being a "disinterested person" under Rule 16b-3 of the Exchange Act with respect to another Company employee benefit plan involving Company securities ("Eligible Directors"). Each Option granted under the Plan shall be governed by an agreement in such form as the Committee shall from time-to-time approve.

                                  Exhibit A-1

5.  ANNUAL STOCK OPTIONS.

    A.  ANNUAL OPTION GRANTS.
    An Option covering 1,000 shares of Company Common Stock shall be granted to each Eligible Director on the date of adoption of the Plan by the Board of Directors, subject to approval by the Company's shareholders at the Company's 1995 Annual Meeting. Thereafter, an Option covering 1,000 shares of Company Common Stock will be granted to each Eligible Director automatically at the conclusion of each Company Annual Meeting. If, after the date of adoption of this Plan, a director first becomes an Eligible Director on a date other than an Annual Meeting date, an Option covering 1,000 shares of Common Stock shall be granted to such director on the date that he or she first becomes eligible.

    B.  DURATION OF ANNUAL OPTIONS.
    Subject to paragraph 11, below, each Option granted pursuant to this paragraph 5 ("Annual Option") and all rights associated therewith shall expire ten years from the date of grant.

    C.  PURCHASE PRICE.
    The purchase price of the stock covered by each Annual Option shall be the fair market value of a share of Company Common Stock as of the date of the grant of the Annual Option.

    D.  EXERCISE OF ANNUAL OPTIONS.
    Each Annual Option granted under this Plan shall be exercisable in full one year after the date of the grant. No Annual Option may be exercised for a fraction of a share and no partial exercise of any Annual Option may be for less than one hundred (100) shares.

6.  SERVICE OPTIONS.

    A.  RETAINER OPTION GRANTS.
    Eligible Directors may file with the Committee or its designee at least six months prior to the commencement of a fiscal year ("Plan Year") an irrevocable election to receive an Option in lieu of the Annual Retainer for service during the Plan Year ("Retainer Option"). Retainer Options will be granted on January 2 of a Plan Year (or if January 2 is not a business day, on the next succeeding business day) for service during such Plan Year. The number of shares of Common Stock to be subject to a Retainer Option shall be equal to the nearest number of whole shares determined by multiplying the fair market value of a share of Company Common Stock on the date of grant by 0.3333 and dividing the result into the Annual Retainer. For these purposes "Annual Retainer" shall mean the amount of money which the Eligible Director would be entitled to receive for serving as a director during the Plan Year, but shall not include the amount of money which the Eligible Director would be entitled to receive for attending meetings of the Board of Directors or any committee of the Board of Directors or for serving as the chairman of the Board of Directors or any committee of the Board of Directors (collectively, "Meeting Fees"), or for any other services to be provided to the Company. The purchase price of each share covered by each Retainer Option shall be equal to the fair market value of a share of Common Stock on the date of grant of the Retainer Option multiplied by 0.6666.

    B.  MEETING FEE OPTION GRANTS.
    Eligible Directors may file with the Committee or its designee at least six months prior to the commencement of a Plan Year an irrevocable election to receive an Option in lieu of the Meeting Fees for service during the Plan Year ("Meeting Fee Option"). Meeting Fee Options will be granted on the second day (if a business day, or, if not, the next succeeding business day) after the conclusion of the Plan Year. The number of shares of Common Stock to be subject to a Meeting Fee Option shall be equal to the nearest number of whole shares determined by multiplying the fair market value of a share of Company Common Stock on the date of grant by 0.3333 and dividing the result into the Meeting Fees. The purchase price of each share covered by each Meeting Fee Option shall be equal to the fair market value of a share of Common Stock on the date of grant of the Meeting Fee Option multiplied by 0.6666. Meeting Fee Options and Retainer Options are referred to collectively herein as "Service Options."

                                  Exhibit A-2

    C.  DURATION AND EXERCISE OF SERVICE OPTIONS.
    Subject to paragraph 11 below, Retainer Options become exercisable on the first anniversary of the date upon which they were granted and Meeting Fee Options become exercisable immediately upon grant. Service Options shall terminate upon the expiration of ten years from the date of grant. No Service Option may be exercised for a fraction of a share and no partial exercise of any Service Option may be for less than one hundred (100) shares. Any Service Options issued prior to the Company's 1995 Annual Meeting shall be subject to approval by the Company's shareholders at such meeting.

    D.  CERTAIN SERVICE ELECTIONS.
    Notwithstanding paragraphs 6a and 6b, above, elections to receive Service Options may be made at any time during a Plan Year so long as such elections are made at least six months in advance of receiving the corresponding Service Options and (i) the director making such election became an Eligible Director less than six months before the commencement of the subject Plan Year, or (ii) such elections relate to Service Options for service in calendar years 1994 or 1995. In any such case, the Service Option shall be granted at the later of (i) the date on which such Service Option otherwise would be granted, or (ii) the first business day which is six months and one day after the date of the director's election to receive a Service Option.

7.  FAIR MARKET VALUE OF COMMON STOCK.
    For purposes of the Plan, the fair market value of a share of Common Stock of the Company shall be determined by reference to the closing price on the New York Stock Exchange (or other principal stock exchange on which such shares are then listed) or, if such shares are not then listed on such exchange (or other principal stock exchange), by reference to the closing price (if a National Market Issue) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor in function), in each case as reported by THE WALL STREET JOURNAL, for the date on which the Option is granted or exercised, as the case may be, or if such date is not a business day, for the business day immediately preceding such date (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

8.  EXERCISE OF OPTIONS.
    The purchase price for the shares shall be paid in full at the time of exercise (i) in cash or by check payable to the order of the Company, (ii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of the Option holder, or (iii) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Option price (in which case the exercise will be effective upon receipt of such proceeds by the Company). Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their fair market value determined (in accordance with paragraph 7 hereof) as of the close of business on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding such date).

9.  WITHHOLDING TAX.
    Upon the exercise of Options issued hereunder, the Company shall have the right to require the Option holder to pay the Company the amount of any taxes, if any, which the Company may be required to withhold with respect to such shares.

10. TRANSFERABILITY.
    Options granted hereunder shall not be transferable, other than by will or the laws of descent and distribution and shall be exercisable during an Option holder's lifetime only by the Option holder or by his or her guardian or legal representative, except to the extent (i) transfer is permitted by Rule 16b-3 of the Exchange Act, and (ii) approved by the Committee. Subject to the foregoing, Options shall not be assigned, pledged or otherwise encumbered by the holder thereof, either voluntarily or by operation of law.

                                  Exhibit A-3

11. TERMINATION OF DIRECTORSHIP.
    All rights of a director in an Option, to the extent that the Option has not been exercised, shall terminate three months after the date of the termination of his or her services as a director for any reason other than (i) the death of the director, (ii) cessation of services as a director because the individual, although nominated by the Board of Directors, is not elected by the shareholders to the Board of Directors, or (iii) retirement because of total and permanent disability as defined in Section 22(e)(3) of the Code (collectively,
"Termination Events"). If a director ceases to be a director of the Company because of a Termination Event, (i) the nearest whole number of unvested Annual Options shall vest immediately which equals the number of full months actually served by the director as an Eligible Director between the date of the grant and the date of the Termination Event divided by 12, multiplied by the number of unvested Annual Options on the date of the Termination Event, and (ii) the nearest whole number of unvested Service Options shall vest immediately which equals the number of full months actually served by the director as an Eligible Director during the Plan Year at issue divided by 12, multiplied by the number of unvested Service Options on the date of the Termination Event. The remaining unvested portion of all such Options shall terminate. All vested Options shall expire twelve months after the date of a Termination Event.

12. NO RIGHT TO CONTINUE AS A DIRECTOR.
    Neither the Plan nor the granting of an Option under the Plan shall constitute or be evidence of any agreement or understanding that any director has a right to continue as a director for any period of time or at any particular rate of compensation.

13. RESTRICTIONS ON DISPOSITION OF SHARES.
    At the discretion of the Committee, any Option may provide that the holder, by accepting such Option, represents and agrees, for the Option holder and the Option holder's permitted transferees, that none of the shares acquired through such grants will be acquired with a view of any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any applicable "blue sky" laws, and the holder of such Option shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation by such person of the Securities Act of 1933, as amended, or state blue sky law.

14. PRIVILEGES OF STOCK OWNERSHIP.
    No Option holder shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of stock issuable with respect to such Option until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon the exercise of an Option unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

15. ADJUSTMENTS.
    If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Options but with a corresponding adjustment in the price for each share or other unit of any security covered by the Option.

                                  Exhibit A-4

    Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, the Plan shall terminate, and all Options theretofore granted shall immediately become exercisable (unless an Annual Option, which must be held at least six months from the date of grant).

    At the discretion of the Committee, any Option may contain provisions to the effect that upon the happening of certain events, including a change in control (as defined by the Committee in the Option) of the Company, any outstanding Option shall immediately become exercisable or fully vested.

    Adjustments under this paragraph 15 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

16. AMENDMENT AND TERMINATION OF PLAN.
    The Board of Directors may at any time suspend or terminate the Plan. The Board of Directors may also at any time amend or revise the terms of the Plan, provided that no such amendment or revision shall become effective without the approval of the Company's shareholders if such approval is required in order to comply with Rule 16b-3 of the Exchange Act or any other applicable law or regulation. To the extent required in order to comply with Rule 16b-3 under the Exchange Act, Plan provisions relating to the amount, price and timing of Options shall not be amended more than once every six months, except that the foregoing shall not preclude any amendment to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules in effect thereunder.

    Notwithstanding the foregoing, no amendment, suspension or termination of the Plan shall, without specific action of the Board of Directors and the consent of the Option holder, in any way modify, amend, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

17. EFFECTIVE DATE OF PLAN.
    Effectiveness of the Plan is subject to (i) listing of the Common Stock subject to the Plan on the New York Stock Exchange and (ii) approval by the holders of the outstanding voting stock of the Company as hereinafter provided within twelve months from the date the Plan is adopted by the Board of Directors. The Plan shall be deemed approved by the holders of the outstanding voting stock of the Company by (i) the affirmative vote of the holders of a majority of the voting shares of the Company represented and voting at a duly held meeting at which a quorum is present or (ii) the written consent of the holders of a majority of the outstanding voting shares of the Company. Notwithstanding anything in this Plan to the contrary, any Options granted under the Plan prior to obtaining such shareholder approval or listing of the Common Stock on said stock exchange shall be granted under the conditions that the Options so granted: (1) shall not be vested, transferable (if permitted in accordance with paragraph 10 above) other than by will or the laws of descent and distribution or exercisable prior to such approval and listing, and (2) shall become null and void if such shareholder approval and listing is not obtained.

                                  Exhibit A-5

                                   APPENDIX A
             CERTAIN INFORMATION CONCERNING THE COMPANY'S DIRECTORS
      --------------------------------------------------------------------

    This Appendix A sets forth certain additional information regarding the Company's directors, each of whom is deemed to be a participant in the solicitation of proxies hereunder.

          TRANSACTIONS IN COMPANY SECURITIES WITHIN THE PAST TWO YEARS

    Listed below are the only purchases and sales of Company securities within the past two years by the Company's directors, and certain information concerning such transactions.

A.  PURCHASES AND SALES OF COMMON STOCK

                     NUMBER OF SHARES
       NAME          PURCHASED (SOLD)   DATE OF TRANSACTION
-------------------  ----------------   -------------------

Frank V. Cahouet           100                1/27/95

Diane C. Creel             100                2/16/95

Donald B. Rice           1,000                4/16/93
                         5,000                4/28/94
                         1,500(1)             5/9/94
                        20,000(2)             1/25/95
                        10,000(2)             2/15/95

George A. Roberts      (15,700)               7/23/93
                       (14,300)               7/26/93
                        (5,000)               7/29/93

William P. Rutledge      5,000                4/28/94
                         2,500(2)             1/25/95

B. PURCHASES AND SALES OF THE COMPANY'S 10% SUBORDINATED DEBENTURES DUE 2004, SERIES C

                      PRINCIPAL AMOUNT
        NAME          PURCHASED (SOLD)   DATE OF TRANSACTION
--------------------  ----------------   -------------------

George A. Roberts(3)   $ (164,000)(4)          3/31/93
                           55,000              4/6/93
                          100,000              4/14/93
                           20,000              4/15/93
                         (367,000)             1/27/95
                          (46,000)             1/30/95
                           (4,000)             2/1/95
                         (165,000)             2/3/95

------------
(1)  Shares disposed of by gift immediately after purchase.

(2)  Shares purchased through the exercise of stock options.

(3) Includes debentures purchased or sold by Dr. Roberts individually or jointly with his spouse.

(4)  Debentures called by the Company.

                                  Appendix A-1

                BENEFICIAL OWNERSHIP OF OTHER COMPANY SECURITIES
                           BY THE COMPANY'S DIRECTORS

    As of February 17, 1995, Dr. Roberts may be deemed to be the beneficial owner of $852,000 principal amount of the Company's 10% Subordinated Debentures due 2004, Series C ("Series C Debentures") $39,000 of which is held in the name of Dr. Roberts' spouse and $314,000 of which is held by Dr. Roberts jointly with his spouse.

    As of February 17, 1995, Dr. Singleton was the beneficial owner of $28,000 principal amount of the Company's 10% Subordinated Debentures due 2004, Series A ("Series A Debentures").

                   BENEFICIAL OWNERSHIP OF COMPANY SECURITIES
                    BY ASSOCIATES OF THE COMPANY'S DIRECTORS

    As of January 31, 1995, Mellon Bank Corporation, a bank holding company of which Mr. Cahouet is Chairman and Chief Executive Officer, or its subsidiaries (collectively, "Mellon Entities"), may be deemed to be beneficial owners of 396,000 shares of Common Stock, including shares which were held by Mellon Entities for their respective accounts and by trusts and other accounts over which either the Mellon Entities exercise investment discretion. In addition, Mellon Entities may from time to time beneficially own debt securities of the Company for their own account and the account of trusts on behalf of which they exercise investment discretion. Because of the considerable number of these accounts, and the total assets held in such accounts, it is not practical to determine the amount of debt securities so owned.

    As of February 21, 1995, Fayez Sarofim & Co., of which Fayez Sarofim is the Chairman of the Board and President, or its affiliates, owned the following Company debt securities in certain investment advisory accounts for numerous clients over which it may exercise investment discretion: Series C Debentures, principal amount $1,686,244; Series A Debentures, principal amount $616,300; 7% Subordinated Debentures due 1999, principal amount $247,500.

                           CERTAIN OTHER INFORMATION

    Except as disclosed in this Appendix A or elsewhere in this Proxy Statement, to the knowledge of the Company none of the Company's directors: (i) owns of record any securities of the Company that are not also beneficially owned by them; (ii) is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to the securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (iii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting; or (iv) beneficially owns any securities of any parent or subsidiary of the Company. Except as disclosed in this Appendix A or elsewhere in this Proxy Statement, to the knowledge of the Company none of the Company's directors nor any of their associates has any arrangement or understanding with any person with respect to future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction which has occurred since January 1, 1994 or any currently proposed transaction, or series of similar transactions, to which the Company or any of its affiliates was or is to be a party and in which the amount involved exceeds $60,000.

                                  Appendix A-2

                                   APPENDIX B
                  INFORMATION CONCERNING GOLDMAN, SACHS & CO.
             ------------------------------------------------------

    Goldman, Sachs & Co. ("Goldman Sachs") have been retained by the Company to act as its financial advisor in connection with the transactions described in this Proxy Statement. In addition to the fees to be received by Goldman Sachs in connection with their engagement as financial advisor to the Company described above in this Proxy Statement, since January 1, 1994, Goldman Sachs have performed a number of investment banking and financial advisory services for the Company for which they received an aggregate of approximately $150,000 in fees. Goldman Sachs from time to time also execute routine brokerage transactions for the Company's account and for the account of the following other entities to which the Company provides investment trade execution services: the Company's Pension Trust, the Company's Savings and Retirement Trust, Unitrin, Inc. and Argonaut Group, Inc.

    Goldman Sachs are principally engaged as a partnership in furnishing a full range of investment banking and brokerage services for institutional and individual clients. Goldman Sachs do not admit that they or any of their directors, officers or employees is a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission ("Schedule 14A"), in the solicitation to which this Proxy Statement relates or that such Schedule 14A requires the disclosure in this Proxy Statement of certain information concerning Goldman Sachs.

    The following partners and employees (the "Individuals") of Goldman Sachs may engage in solicitation activities in connection with the solicitation to which this Proxy Statement relates (and to the extent that any such Individual does, in fact, engage in such solicitation activities, Goldman Sachs and any such Individual might be deemed to have become a "participant," as defined in
Schedule 14A):

                                   NAME                                     POSITION
--------------------------------------------------------------------------  ------------------
Peter K. Barker...........................................................  General Partner
Gene T. Sykes.............................................................  General Partner
Wayne L. Moore............................................................  Vice President
Jonathan T. Kane..........................................................  Associate
Cynthia C. Jeffers........................................................  Associate
Frank A. Baker............................................................  Analyst

    Each of the Individuals is engaged in the business at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (other than Peter K. Barker and Gene
T. Sykes, each of whom engage in the business at Goldman, Sachs & Co., 333 South Grand Avenue, Los Angeles, CA 90071) and is either a general partner or is employed by Goldman Sachs in the capacity listed beside his or her name. As of March 2, 1995, Goldman Sachs owned beneficially 8,500 shares of Common Stock, and owned of record 595,737 shares of Common Stock for customer accounts. In the normal course of their business, Goldman Sachs regularly buy and sell securities, including the Company's securities, for their own account and for the accounts of their customers, which transactions may result from time-to-time in Goldman Sachs having a net "long" or net "short" position in the Company's securities. A list of all securities of the Company bought and sold by Goldman Sachs for their own account over the last two years is set forth below in this Appendix B. It is impracticable, however, owing to the volume of such transactions, to list each transaction for the accounts of customers involving the Company's securities for the past two years for the purpose of this Proxy Statement.

    Except as disclosed in this Appendix B or elsewhere in this Proxy Statement, to the knowledge of the Company, none of Goldman Sachs or the Individuals (a) owned of record or beneficially any of the Company's securities as of March 2, 1995, (b) purchased or sold for their own account securities of any class of the Company within the past two years, or (c) owned, directly or indirectly, any securities of any parent or subsidiary of the Company as of March 2, 1995.

                                  Appendix B-1

    In the normal course of their business, Goldman Sachs finance the securities positions of Goldman Sachs by bank and other borrowings and repurchase and securities borrowing transactions. To the knowledge of the Company, none of such borrowings was intended specifically for the purpose of purchasing securities of the Company.

    Except as disclosed in this Appendix B or elsewhere in this Proxy Statement, and except for customary arrangements with respect to, and loans of, securities of the Company held by Goldman Sachs for the accounts of its customers, to the knowledge of the Company, none of Goldman Sachs, the Individuals or any associate of any such person is or has been, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Except as disclosed in this Appendix B or elsewhere in this Proxy Statement, to the knowledge of the Company, none of Goldman Sachs, the Individuals or any associate of any such person has any arrangement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction which has occurred since January 1, 1994 or any currently proposed transaction, or series of similar transactions, to which the Company or any of its affiliates was or is to be a party and in which the amount involved exceeds $60,000.

                    TRADING HISTORY OF GOLDMAN, SACHS & CO.
                 IN COMPANY SECURITIES (FOR THEIR OWN ACCOUNT)

COMMON SHARES
---------------

Shares Purchased (Trade Date)

1995:  2800 (1/3); 1200 (1/4); 200 (1/5); 1900 (1/11); 1400 (1/12); 1700 (1/13);
1800  (1/16); 1100  (1/17); 800 (1/20);  1200 (1/23); 2000  (1/25), 2700 (1/26);
2600 (1/30); 1500  (2/1); 1900  (2/2); 4200 (2/3);  200 (2/6);  500 (2/7);  1600
(2/8);  1400  (2/10); 5000  (2/13);  500 (2/14);  700  (2/15); 400  (2/16); 2500
(2/17); 7200 (2/21); 200 (2/22); 4775 (2/23); 1000 (2/24)

1994:  34,300 (1/3); 600 (1/4); 200  (1/6); 200 (1/7); 1000 (1/10); 600  (1/11);
400  (1/12); 600 (1/14); 9300 (1/18); 400  (1/20); 2000 (1/24); 1200 (1/28); 200
(2/4); 2000 (2/8); 200 (2/9); 800 (2/15); 200 (2/18); 1400 (3/18); 2900  (3/29);
300  (3/30); 900 (3/31); 100 (4/11); 225 (4/12); 6300 (4/13); 500 (4/20); 11,400
(4/21); 1000 (4/22); 100 (4/28); 400 (5/4); 300 (5/6); 7900 (5/10); 817  (5/11);
49,400  (5/16); 2700 (5/17); 100 (5/31); 6000  (6/2); 300 (6/8); 500 (6/13); 500
(6/27); 7385 (6/30);  2600 (7/6); 1800  (7/8); 10,300 (7/19);  200 (7/20);  1600
(7/22); 1000 (7/29); 200 (8/8); 1700 (8/10); 100 (8/16); 100 (8/18); 200 (8/19);
1700  (8/24); 1500 (8/26); 900  (8/29); 3200 (8/30); 600  (8/31); 200 (9/1); 400
(9/6); 13,700 (9/12);  2000 (9/16); 600  (9/20); 200 (9/22);  1500 (9/28);  1000
(9/30);  900  (10/3);  200 (10/4);  200  (10/5);  400 (10/7);  600  (10/11); 400
(10/12); 600 (10/13); 400 (10/17); 1700 (10/19); 1400 (10/20); 1300 (10/21); 600
(10/26); 400 (10/27); 2100  (10/28); 660 (10/31); 200  (11/1); 200 (11/4);  6900
(11/15);  4500 (11/16); 13,700  (11/18); 100 (11/21);  800 (12/06); 1400 (12/7);
1000 (12/14);  1000  (12/16);  200  (12/20); 600  (12/21);  2900  (12/22);  1200
(12/27); 300 (12/28); 2200 (12/29); 660 (12/30)

1993:   4100  (1/4); 30,600  (1/11); 3500 (1/13);  1000 (1/26);  1300 (2/1); 300
(2/2); 4900 (2/4);  1400 (2/17); 2000  (2/19); 3300 (3/2);  18,700 (3/12);  2200
(3/19);  200 (4/2); 100 (4/6); 1000 (5/19); 2600 (5/21); 900 (5/28); 2100 (6/3);
1400 (6/11); 19,700 (6/16);  100 (6/17); 3500 (6/18);  1900 (6/21); 100  (7/15);
5100  (8/4); 100 (8/11); 5000 (8/19); 3400  (8/24); 400 (8/26); 2900 (8/30); 400
(8/31); 200  (9/8); 6100  (9/9);  300 (9/14);  300  (9/15); 57,275  (9/17);  400
(9/21);  900  (9/19); 8500  (9/21); 200  (10/26); 300  (11/4); 900  (11/16); 300
(11/17); 700 (11/19); 200  (11/24); 200 (11/29); 3000  (12/7); 300 (12/13);  200
(12/14);  2900 (12/15); 68,500 (12/16); 200  (12/17); 200 (12/21); 1000 (12/22);
200 (12/23); 400 (12/27); 1100 (12/29); 400 (12/30); 2400 (12/31)

                                  Appendix B-2

Shares Sold (Trade Date)

1995:  300 (1/3); 200 (1/10); 300 (1/13); 200 (1/16); 200 (1/31); 47,100  (2/6);
200 (2/17)

1994:   32,400 (1/3); 1700  (1/4); 21,400 (1/10); 2800  (1/13); 2800 (1/14); 200
(1/17); 200 (1/18);  5700 (1/20);  1300 (1/21);  2000 (1/24);  700 (1/26);  2000
(2/8);  200 (2/9); 200 (2/18); 1600 (3/1); 3400 (3/3); 900 (3/8); 800 (3/9); 600
(3/11); 300 (3/30); 1200  (3/31); 1100 (4/4); 900  (4/5); 900 (4/6); 400  (4/8);
100  (4/11); 6525 (4/13); 4300 (4/14); 400 (4/15); 100 (4/21); 4600 (4/22); 6700
(4/25); 100 (4/26); 500 (4/28); 400  (5/4); 1300 (5/5); 300 (5/6); 2400  (5/10);
39,700  (5/11); 800 (5/12); 3500 (5/13);  6100 (5/16); 2700 (5/17); 3500 (5/18);
1700 (5/19); 2800 (5/20); 100 (5/25);  100 (5/31); 800 (6/13); 2600 (6/17);  600
(6/24);  400 (6/27); 900 (6/30); 4300 (7/1);  100 (7/8); 100 (7/12); 100 (7/13);
2100 (7/15); 300 (7/18); 1900 (7/19); 3000 (7/20); 4000 (7/21); 500 (7/25); 3000
(7/26); 500 (7/27); 1700 (7/29); 200 (8/1); 100 (8/8); 1900 (8/10); 1900 (8/11);
300 (8/12); 1200 (8/16);  300 (8/23); 3000 (8/30);  800 (9/2); 2400 (9/7);  1600
(9/8);  9800 (9/9); 17,500 (9/12); 200  (9/13); 1300 (9/14); 14,300 (9/15); 5500
(9/16); 100 (9/23);  300 (9/27);  400 (9/29);  300 (10/11);  1500 (10/18);  1400
(10/20); 1200 (11/1); 1300 (11/2); 1300 (11/3); 200 (11/15); 200 (11/23); 12,800
(12/6);  1700 (12/6); 900 (12/12); 14,100  (12/13); 26,755 (12/15); 800 (12/16);
3600 (12/19); 200 (12/21); 660 (12/30)

1993:  1000  (1/26); 13,600 (2/2);  1100 (2/16); 22,000  (2/19); 800 (3/5);  400
(3/19);  300  (3/26); 300  (3/31);  900 (5/5);  1000  (5/18); 1100  (5/25); 1300
(5/27); 2300 (5/28);  800 (6/3);  1700 (6/9);  300 (6/14);  19,500 (6/16);  1300
(6/18);  500  (7/16); 1700  (7/21);  400 (7/28);  5200  (8/4); 3700  (8/19); 100
(8/24); 55,875 (8/26); 2900 (8/30); 17,100  (9/3); 200 (9/15); 300 (9/22);  3100
(9/27);  200 (10/12); 1700 (10/22); 2300  (11/4); 1100 (11/5); 1700 (11/19); 400
(11/24); 2900  (12/15);  17,300  (12/16); 19,400  (12/17);  1400  (12/21);  2100
(12/28); 3000 (12/29); 2100 (12/30); 1400 (12/31)

SERIES C DEBENTURES
-------------------

Debentures Purchased (Trade Date)

1995:  none

1994:  none

1993:  5000 (1/13); 42,000 (4/12); 699,000 (4/14); 400,000 (6/21)

Debentures Sold (Trade Date)

1995:  none

1994:  none

1993:  5000 (1/14); 42,000 (4/12); 699,000 (4/14); 400,000 (6/21)

                                  Appendix B-3

[TELEDYNE, INC. Logo]                             ANNUAL MEETING OF SHAREHOLDERS

                                               THIS PROXY IS SOLICITED ON BEHALF
                                                       OF THE BOARD OF DIRECTORS


     The shareholder designated on the reverse of this card appoints William P. Rutledge, Donald B. Rice and Henry E. Singleton, and each of them, the shareholder's attorney and proxy, each with full power of substitution, to vote upon the propositions set forth herein all shares of Teledyne, Inc. Common Stock held as of March 1, 1995, at the Annual Meeting of Shareholders of Teledyne, Inc. and at all adjournments thereof. Such Annual Meeting will be held at the Santa Monica Civic Auditorium, 1855 Main Street, Santa Monica, California 90401, at 11:00 a.m. on April 26, 1995. This proxy revokes all prior proxies given by the undersigned.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN.   WITH RESPECT TO THE ELECTION OF DIRECTORS (PROPOSAL 1), WHERE NO VOTE
IS SPECIFIED OR WHERE A VOTE FOR ALL NOMINEES IS MARKED, THE CUMULATIVE VOTES REPRESENTED BY A PROXY WILL BE CAST, UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, AT THE DISCRETION OF THE PROXIES NAMED HEREIN IN ORDER TO ELECT AS MANY NOMINEES AS BELIEVED POSSIBLE UNDER THE THEN PREVAILING CIRCUMSTANCES. UNLESS INDICATED TO THE CONTRARY, IF YOU WITHHOLD YOUR VOTE FOR A NOMINEE, ALL OF YOUR CUMULATIVE VOTES WILL BE DISTRIBUTED AMONG THE REMAINING NOMINEES AT THE DISCRETION OF THE PROXIES. WHERE NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL (2). THE INDIVIDUALS NAMED ABOVE ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.


                                 (Continued and to be signed on the other side.)

                         FOR all nominees listed        WITHHOLD AUTHORITY to
                         below (except as marked        vote for all nominees
                         to the contrary at right)      listed at right

Item 1.  ELECTION OF     / /                            / /
         DIRECTORS

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space below.)


--------------------------------------------------------------------------------
Frank V. Cahouet, Diane C. Creel, Donald B. Rice, George A. Roberts,
William P. Rutledge, Fayez Sarofim, Henry E. Singleton

                                                           FOR  AGAINST  ABSTAIN

Item 2.  Approval of the adoption of the Teledyne, Inc.    / /    / /      / /
         1995 Non-Employee Director Stock Option Plan


Item 3. In their discretion the Proxies are authorized to vote for the election of such substitute nominee(s) for director(s) as such Proxies shall select if any nominee(s) named above become(s) unable to serve and upon such other business as may properly come before the meeting and any adjournments thereof.


Please date this proxy and sign exactly as your name(s) appears hereon. When signing as attorney, executor, administrator, trustee, guardian or other representative, give your full title as such. If a corporation, sign the full corporate name by an authorized officer, stating his/her title. If a partnership, sign in partnership name by authorized person. This proxy votes all shares held in all capacities.


Dated:________________________________________________________________, 1995

Signature___________________________________________________________________

Signature if held jointly___________________________________________________

Title or authority__________________________________________________________


        PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS
                 POSSIBLE IN THE POSTPAID ENVELOPE PROVIDED.